Exhibit 10.5

OFFICE
LEASE AGREEMENT
Between
NS Two Oliver LLC,
a Massachusetts limited liability company,
as Landlord
and
Tufin Software North America, Inc.,
a Delaware corporation,
as Tenant
with respect to
2 OLIVER STREET, BOSTON, MASSACHUSETTS

THIS OFFICE LEASE AGREEMENT (this “Lease”) is entered into by and between Landlord and Tenant as of the Effective Date. The parties to this Lease hereby agree as follows:
1.BASIC DATA.
As further supplemented in the balance of this Lease and the Exhibits attached hereto, this Basic Data sets forth the basic terms of this Lease and, where appropriate, constitutes definitions of certain terms used in this Lease. This Basic Data is incorporated into and made a part of this Lease. If any conflict exists between any Basic Data and other provisions of this Lease, then this Basic Data shall control.

Effective Date:	, 2017

Landlord:	NS Two Oliver LLC, a Massachusetts limited liability company

Tenant:	Tufin Software North America, Inc., a Delaware corporation

Building:	The building commonly known and numbered as 2 Oliver Street, Boston, MA.

Building Rentable Area:	Agreed to be 217,435 rentable square feet.

Land:	The parcel of land on which the Building is located, as further described in the legal description attached hereto as Exhibit A.

Property:	Collectively, the Building and the Land.

Premises:	The portion of the seventh (7th) floor of the Building, substantially as shown on the plan of premises attached hereto as Exhibit B.

Premises Rentable Area:	Agreed to be 3,214 rentable square feet.

Permitted Use:	General office use and no other use or purpose.

Term:
The period commencing on the date upon which Landlord delivers exclusive possession of the Premises to Tenant free and clear of all occupants with Landlord’s Work (as hereinafter defined) Substantially Complete (as hereinafter defined) (such date, the “Commencement Date”) and expiring on the day immediately preceding the sixty-three (63) month anniversary of the Commencement Date, except that if the Commencement Date does not occur on the first day of a calender month, then the Term shall expire on the last day of the calender month in which such anniversary falls, unless terminated or extended as provided for herein. Notwithstanding the foregoing, the Commencement Date shall not occur prior to the expiration of the Early Access Period (as hereinafter defined). Notwithstanding the foregoing, Tenant acknowledges and agrees that if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of Tenant’s business prior to the Commencement Date, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date.

Expiration Date:	The last day of the Term.

Rent Commencement Date:	The date which is three (3) months, which shall be deemed to mean ninety (90) days, after the Commencement Date.

Base Rent:	Base Rent shall be the following amounts for the following periods of time:

	Rental Period	Annual Base Rent	Monthly Base Rent

	Commencement Date - Month 3	$0.00	$0.00

	Month 4 - 15	$141,416.00	$11,784.67

	Month 16 - 27	$144,630.00	$12,052.50

	Month 28 - 39	$147,844.00	$12,320.33

	Month 40 - 51	$151,058.00	$12,588.17

	Month 52 - 63	$154,272.00	$12,856.00

Base Tax Year:	Fiscal Year 2018 (i.e., July 1, 2017 - June 30, 2018).

Base Expense Year:	Calender Year 2017 (i.e., January 1, 2017 - December 31, 2017).

Tenant’s Proportionate Share:	1.48%, which is the percentage obtained by dividing the Premises Rentable Area by the Building Rentable Area.

Security Deposit:	$30,000.00.

Guarantor(s):	None.

Broker(s):	Avision Young (representing Landlord) and Cushman and Wakefield (representing Tenant).
Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party in question; “Building Standard” means improvements made in the manner and with the materials selected by Landlord as the standard for the Building subject to availability and Landlord’s right to select alternative types, models, brands, grades, designs, manufacturers and suppliers from time to time as the standard for the Building; “Building Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building Systems” means the Building’s mechanical, electrical, plumbing, heating, ventilation and air conditioning (“HVAC”), telecommunication, life safety, security and other common service systems of the Building, including the distribution portions of such systems which exclusively serve the Premises (whether located in the Premises or in other areas of the Building); “Business Days” means those days of the week which are not a Saturday, Sunday, or federal, state or local holiday; “including” means including, without limitation; “Laws” means all present and future statutes, laws, codes, regulations, ordinances, orders, rules, bylaws, administrative guidelines, requirements, directives and actions of any federal, state or local governmental or quasi-governmental authority, and other legal requirements of whatever kind or nature, including all Environmental Requirements (as hereinafter defined) and the Americans with Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities), and any amendments, modifications or changes to any of the foregoing, and “Law” means any of the foregoing; and “Tenant Parties” means, collectively, Tenant; any assignees claiming by, through or under Tenant; any subtenants claiming by, through or under Tenant; and any of their respective agents, employees, contractors, licensees, and invitees, and “Tenant Party” means any of the foregoing.
2.LEASE GRANT; COMMON AREAS; RESERVATION OF RIGHTS.
2.1Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, for the Term.
2.2Landlord hereby grants to Tenant during the Term of this Lease, the non- exclusive right to use, in common with others entitled to such use, the Common Areas (as hereinafter defined) as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. The term “Common Areas” as used herein will include all areas and facilities located outside the Premises on the Property that are provided and designated by Landlord for the general non-exclusive use and convenience of Tenant and other tenants.
2.3Landlord reserves all rights of ownership of the Property and use of the Property outside the Premises, except that, at all times during the Term of this Lease, Tenant shall have a reasonable means of access to the Premises. Without limiting the foregoing reservation of rights by Landlord, it is understood that, Landlord, in its sole discretion, shall have the right to change, add, relocate and eliminate facilities, structures and improvements in and to the Building and the Property (including the Common Areas); to permit the use of or lease all or part thereof for exhibitions and displays; and to sell, lease, or dedicate all or part thereof for public use; provided, however, that Landlord shall use commercially reasonable efforts to avoid undue disturbance of Tenant’s use and occupancy of the Premises in connection with its exercise of any rights as provided herein. In addition, without unreasonable interference and upon reasonable prior notice, Landlord shall have the right to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building and the Property, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building; provided, however, that to the extent such pipes, ducts, conduits, wires and appurtenant fixtures are located within the Premises, Landlord shall (to the extent practicable) make all such installations, replacements and relocations above the ceiling surfaces, below the floor surfaces, or within the perimeter walls of the Premises.
3.CONDITION OF PREMISES; POSSESSION PRIOR TO COMMENCEMENT DATE.
3.1Condition of Premises.
(1)Except as expressly set forth in this Lease, including (a) Landlord’s representations and warranties set forth in Section 3.1(2) below and (b) the work letter attached hereto as Exhibit C, Tenant shall accept the Premises in “AS IS, WHERE IS, WITH ALL FAULTS” condition, and without any representations or warranties by Landlord to Tenant as to the condition of the Premises, the Building, the Property, or the suitability thereof for Tenant’s use. Landlord and Tenant expressly disclaim any implied warranty that the Premises are suitable for Tenant’s intended commercial purpose.
(2)Landlord represents and warrants to Tenant that Landlord’s Work shall be (a) performed in a good and workmanlike manner and (b) in compliance with all applicable Laws.

3.2Possession Prior to Commencement Date. Landlord agrees to allow Tenant access to the Premises for the purpose of installing Tenant’s Systems (as hereinafter defined) fifteen (15) days prior to the Commencement Date (“Early Access Period”). Such access shall be at the sole risk of Tenant and without liability to Landlord, and subject to all of the terms, covenants and conditions of this Lease (including the insurance provisions of this Lease), except that Tenant shall not be required to pay Base Rent, or charges on account of Taxes or Operating Expenses, with respect to the period of time prior to the Commencement Date; provided, however, that if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of Tenant’s business prior to the Commencement Date, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date.
4.TERM; COMMENCEMENT AGREEMENT.
The Term shall be as set forth in Section 1 above. When the Commencement Date, Rent Commencement Date and Expiration Date have been determined in accordance with the provisions set forth in this Lease, then, upon request of Landlord, the parties hereto shall execute a commencement agreement (“Commencement Agreement”), in the form of Exhibit F attached hereto, setting forth such dates and such Commencement Agreement shall be deemed a supplement to and part of this Lease; provided, however, that the failure of the parties to execute and deliver such Commencement Agreement shall not defer the Commencement Date or otherwise invalidate this Lease.
5.USE.
Tenant shall use and occupy the Premises only for the Permitted Use and shall comply with all Laws relating to the particular use and occupancy of the Premises by Tenant (as opposed to general office use) and shall not commit waste, overload the Building Structure or the Building Systems, or subject the Premises to use that would damage the Premises. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises (or any portion thereof) (1) in any manner that, in Landlord’s judgment, would adversely affect, or interfere with, any services required to be furnished by Landlord to Tenant or by Landlord to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service; (2) for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents; (3) for governmental or quasi-governmental offices, medical or dental offices, call centers or telemarketing purposes, employment agencies or any other offices which solicit or accept “off the street” clients or customers to the Premises; or (4) in any manner that, in Landlord’s judgment, would be disruptive or create any nuisance or unreasonably interfere with other tenants or occupants of the Building or with Landlord in its management of the Building. Landlord and Tenant acknowledge and agree that (a) Tenant shall be permitted to have a population density within the Premises of no more than one person per 100 square feet of usable area, and (b) Landlord’s obligation to provide HVAC service to the Premises pursuant to Section 9.1(2) below shall be based on a population density within the Premises of no more than one person per 100 square feet of usable area.
6.BASE RENT AND ADDITIONAL RENT.
6.1General Payment Provisions.
(1)Tenant shall pay Base Rent in equal monthly installments as set forth in Section 1 above in advance on the first day of each calendar month occurring during the Term. Tenant shall pay a proportionate share of such monthly installment for any fraction of a calendar month that occurs at the beginning or end of the Term of this Lease. Tenant shall pay the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent,” without notice or demand (with regard to payments of Base Rent or regularly scheduled payments on account of Taxes or Operating Expenses), and without deduction, offset or abatement (except as expressly set forth herein), to Landlord at such place as Landlord shall from time to time designate by notice, in lawful money of the United States. The first monthly installment of Base Rent shall be payable upon Tenant’s execution and delivery of this Lease; subsequent monthly installments of Base Rent shall be payable on the first day of each calendar month following the Rent Commencement Date.
(2)Landlord and Tenant hereby confirm that the Base Rent is not based on Tenant’s income or profit derived from the Premises.
(3)If Tenant fails to pay Base Rent or Additional Rent on the date when due, Tenant shall pay to Landlord (a) a late payment fee of five percent (5%) of the unpaid amount (“Late Payment Fee”) and (b) interest at the lesser of the annual rate of twelve percent (12%) or the maximum lawful rate of interest (such lesser rate, the “Default Rate”) on the unpaid amount from the date when due until the date when paid, provided that Tenant shall be entitled to a grace period of five (5) Business Days for the first late payment of Rent in any calendar year. All charges other than Base Rent which Tenant is required to pay in accordance with this Lease shall be deemed to be “Additional Rent” and, in the event of non-payment thereof by Tenant, Landlord shall have all the rights and remedies as would accrue to Landlord for non-payment of Base Rent.
6.2Payment of Taxes.
(1)For purposes of Section 6.2, the following definitions shall apply:
“Tax Year”: The twelve (12) month period adopted by the City of Boston or other applicable governmental authority for the purpose of determining Taxes (currently, the fiscal year starting on July I and ending on June 30).
“Base Tax Year”: As set forth in Section 1.
“Base Taxes”: The Taxes paid or incurred during the Base Tax Year.
“Tax Increases”: The excess, if any, of the Taxes paid or incurred during any Tax Year over the Taxes paid or incurred during the Base Tax Year.
“Taxes”: Without limitation, (a) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof, or against any Base Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, leasing, or operation of the Property or any portion thereof; (b) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Base Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, leasing, or operation of the Property or any portion thereof; (c) [intentionally omitted]; and (d) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes; but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. Without limitation, there shall be excluded from Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other new or additional tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term “Taxes” for the purposes of this Section.
(2)In the event that Taxes during any Tax Year shall exceed Taxes incurred with respect to the Base Tax Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Tax Increases, which be an amount equal to (a) Tenant’s Proportionate Share multiplied by (b) the Tax Increases, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term expires. Landlord shall endeavor to provide Tenant with a statement of projected Tax Increases prior to the commencement of any Tax Year. If Landlord fails to provide Tenant with a statement of projected Tax Increases prior to the commencement of any Tax Year, Tenant shall continue to pay Taxes in accordance with the previous statement, until Tenant receives a new statement from Landlord. If and to the extent the Building is part of a larger project or development and Taxes are not separately allocated by the taxing authority among the various buildings in such project or development, Landlord shall, in accordance with its good faith business judgment and generally accepted accounting principles consistently applied, allocate to the Building for each Tax Year or portion thereof during the Term an equitable portion of such Taxes.
(3)Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Base Rent. The monthly amount to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Within a reasonable amount of time after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of (a) the amount thereof and (b) the computation of Tenant’s payment on account thereof (and certify to the accuracy of clauses (a) and (b)). If estimated payments theretofore made by Tenant for the Tax Year covered by such bills are greater than the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment within thirty (30) days after Landlord’s annual reconciliation of Taxes if the Term of this Lease has ended and Tenant has no further obligation to Landlord), and the obligation to make such credit (or refund) for any period within the Term shall survive expiration or earlier termination of the Term. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills are less than the required payment on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration or earlier termination of the Term.
(4)If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord’s expenses in obtaining such refund, Landlord shall, provided there does not then exist an Event of Default, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term) multiplied by Tenant’s Proportionate Share against the monthly installments of Tax Increases next due under this Lease (or, provided there does not then exist an Event of Default, refund such amount if the Term of this Lease has ended and Tenant has no further obligation to Landlord); provided, however, that in no event shall Tenant be entitled (a) to a credit in excess of the payments made by Tenant on account of Taxes for such Tax Year or (b) to receive any payments or abatement of Base Rent if Taxes for any Tax Year are less than Base Taxes or if Base Taxes are abated. If the Taxes comprising Base Taxes are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Taxes and Landlord shall give notice to Tenant of the corrected amount of Base

Taxes and the amount of any additional payments due from Tenant under Section 6.2; provided, however, that if the Base Taxes are reduced because the assessed value for the Base Tax Year set forth in Section 1 reflects a Market Rate Vacancy Adjustment Factor (“MVAF”) granted by the City of Boston Assessing Department and as shown on Page 2 of the Property Record Card issued by the Assessing Department for the Base Tax Year, then Landlord and Tenant acknowledge and agree that the assessed value for the Base Tax Year shall be adjusted to the assessed value that would have been established by the Assessing Department if the MVAF were not granted.
6.3Payment of Operating Expenses.
(1)For purposes of Section 6.3, the following definitions shall apply
“Expense Year”: The twelve (12) month period adopted by Landlord for the purpose of determining Operating Expenses (currently, the calendar year starting on January I and ending on December 31).
“Base Expense Year”: As set forth in Section l.
“Base Expenses”: The Operating Expenses paid or incurred during the Base Expense Year; provided, however, that if less than ninety-five percent (95%) of the Building Rentable Area is occupied during the Base Expense Year, Operating Expenses shall be equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the Building Rentable Area had been occupied during the Base Expense Year. Only those component expenses that are affected by variation in occupancy levels shall be “grossed up.”
“Expense Increases”: The excess, if any, of the Operating Expenses paid or incurred during any Expense Year over the Operating Expenses paid or incurred during the Base Expense Year; provided, however, that if less than ninety-five percent (95%) of the Building Rentable Area is occupied during any Expense Year, Operating Expenses shall be equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the Building Rentable Area had been occupied during such Expense Year. Only those component expenses that are affected by variation in occupancy levels shall be “grossed up.”
“Operating Expenses”: The aggregate reasonable costs and expenses actually incurred by Landlord which arise on account of or in respect of the ownership, leasing, or operation of the Property or any portion thereof, including, without limitation, (a) all expenses incurred by Landlord which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including day and night supervisors, managers, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers (and personnel engaged in supervision of any of the persons mentioned above); provided, however, that, if any such employee is also employed on other properties of Landlord, such compensation shall be suitably prorated among the Property and such other properties; but excluding all of the foregoing with regard to executives or principals or other employees of Landlord above the level of Senior Property Manager; (b) the cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property; (c) the cost of replacements for tools and other similar equipment used in the operation, repair, maintenance, cleaning, management and protection of the Property, provided that, in the case of any such equipment used jointly on other properties of Landlord, such costs shall be suitably prorated among the Property and such other properties; (d) management fees at reasonable rates for buildings consistent with the class of building and the services rendered, which management fees shall not exceed three percent (3%) of the Property’s gross annual income, whether or not actually paid; (e) premiums for insurance against damage or loss to the Property from such hazards as Landlord shall determine in its sole but commercially reasonable discretion, including insurance covering loss of rent attributable to any such hazards, and commercial general liability insurance; (f) if, during the Term of this Lease, Landlord shall install a new or replacement capital item for the purpose of reducing Operating Expenses or complying with any applicable Law first enacted after the Commencement Date (all such expenditures being hereinafter referred to as “Permitted Capital Expenditures”), there shall be included in such Operating Expenses for the Expense Year in which it was made and in Operating Expenses for each succeeding Expense Year the annual charge-off of such capital expenditure (annual charge-off shall be determined by dividing the original capital expenditure (plus, if Landlord financed such capital expenditure, the interest rate provided for in the applicable financing agreement) by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure); (g) costs for electricity, gas, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by tenants (other than as a payment for Operating Expenses); (h) betterment assessments, provided the same are apportioned equally over the longest period permitted by Law, and to the extent, if any, not included (or prohibited from being included) in Taxes; and (i) amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning, management and protection of the Property. Notwithstanding anything to the contrary contained herein, Operating Expenses shall not include: (i) any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Operating Expenses), including work or services performed for any tenant (including Tenant) at such tenant’s cost, or the cost of any item for which Landlord has been paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds or otherwise; (ii) the cost of any work or services performed for any other property other than the Property; (iii) marketing costs, including leasing commissions, attorneys’ fees, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Property; (iv) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Property; (v) Taxes; (vi) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting or redecorating vacant leasable space or space for tenants; (vii) depreciation and amortization on the Building, except as expressly permitted elsewhere in this Lease; (viii) amounts paid to subsidiaries or Affiliates of Landlord for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of the services, supplies or materials exceed the competitive costs of the services, supplies or materials were they not provided by a subsidiary or Affiliate; (ix) interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money; (x) items and services which Tenant is not entitled to receive under this Lease but which a Landlord provides selectively to one or more tenants of the Property other than Tenant or for which Landlord is separately reimbursed; (xi) costs incurred, in excess of the deductible, in connection with repairs or other work needed to the Property because of fire or other casualty or cause insured against by Landlord; (xii) any costs, fines or penalties incurred because Landlord violated any applicable Laws; (xiii) any management fee or administrative costs except for that provided in subsection (d) above; (xiv) reserves of any kind; (xv) cost of alterations, capital improvements, equipment replacement and other items which under generally accepted accounting principles are properly classified as capital expenditures except to the extent the same qualify as Permitted Capital Expenditures; (xvi) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such rent payments exceed the amount which otherwise would have been includible as a Permitted

Capital Expenditure had such equipment been purchased rather than rented; (xvii) fixed and percentage ground rent pursuant to any ground lease; (xviii) any advertising, promotional or marketing expenditures; (xix) penalties, fines and other costs incurred due to violation by the Landlord of any lease or applicable Laws and any interest or penalties due for late payment by Landlord; (xx) contributions to charitable or political organizations; (xxi) costs and expenses of investigating, monitoring and remediating Hazardous Matter on, under or about the Property and the cost of defending against claims in regard to the existence or release of Hazardous Matter (except to the extent caused by Tenant or any Tenant Party); (xxii) expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Property; (xxiii) costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to minor decorations purchased or leased by Landlord for display in the Common Areas); (xxiv) costs incurred by the negligence or other misconduct of Landlord or any Landlord Agent; or (xxv) any actual or imputed cost of any space in the Building occupied by Landlord or any Landlord Agent.
(2)In the event that Operating Expenses during any Expense Year shall exceed Operating Expenses incurred with respect to the Base Expense Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Expense Increases, which be an amount equal to (a) Tenant’s Proportionate Share multiplied by (b) the Expense Increases, such amount to be apportioned for any portion of an Expense Year in which the Commencement Date falls or the Term expires. Landlord shall endeavor to provide Tenant with a statement of projected Expense Increases prior to the commencement of any Expense Year. If Landlord fails to provide Tenant with a statement of projected Expense Increases prior to the commencement of any Expense Year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord. If and to the extent the Building is part of a larger project or development and Operating Expenses are not separately allocated by Landlord among the various buildings in such project or development, Landlord shall, in accordance with its good faith business judgment and generally accepted accounting principles consistently applied, allocate to the Building for each Expense Year or portion thereof during the Term an equitable portion of such Operating Expenses.
(3)Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Base Rent. The monthly amount to be paid to Landlord shall be sufficient to provide Landlord by the end of each Expense Year with a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time, on account of Operating Expenses for the then current Expense Year. Within a reasonable amount of time after the end of each Expense Year, Landlord shall submit to Tenant a reasonably detailed statement of Operating Expenses for such Expense Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made by Tenant for the Expense Year covered by such statement are greater than the required payment on account thereof for such Expense Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Operating Expenses (or refund such overpayment within thirty (30) days after Landlord’s annual reconciliation of Operating Expenses if the Term of this Lease has ended and Tenant has no further obligation to Landlord), and the obligation to make such credit (or refund) for any period within the Term shall survive expiration or earlier termination of the Term. If estimated payments theretofore made by Tenant for the Expense Year covered by such statement are less than the required payment on account thereof for such Expense Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration or earlier termination of the Term.

(4)Any such statement by Landlord shall be binding and conclusive upon Tenant unless within sixty (60) days after the giving by Landlord of such statement Tenant shall notify Landlord that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. If Tenant timely sends a notice to Landlord disputing the statement received from Landlord, Tenant may, at Tenant’s sole cost and expense, undertake an audit of such of Landlord’s books as are directly relevant to the Operating Expense statement for the Expense Year in question (which may include an audit of the Base Expense Year provided Tenant’s request to undertake an audit of the Base Expense Year is received by Landlord within sixty (60) days after the end of the Base Expense Year), provided and on condition that (a) there is then no uncured Event of Default under this Lease, (b) Tenant has made all payments of Expense Increases billed or invoiced by Landlord as of the date of the audit, (c) the audit is performed only by Tenant’s employees, internal accounting department or an independent certified public accounting firm or commercial real estate brokerage firm reasonably approved by Landlord and whose fee or other compensation is fixed by contract and is in no manner computed or determined based upon the results of the audit, (d) both Tenant and its examiners execute and deliver to Landlord a confidentiality agreement in form and substance reasonably acceptable to Landlord whereby such parties expressly agree to maintain the results of such audit in strict confidence, and (e) such audit is commenced and completed and the results thereof delivered to Landlord within sixty (60) days following the date Landlord makes its books available to Tenant. If Tenant fails to timely deliver a dispute notice to Landlord, or fails to complete its audit and deliver the results thereof to Landlord within the applicable sixty (60) day period, then, in either of such events, Landlord’s statement shall be binding and conclusive upon Tenant for all purposes of this Lease. If it is finally determined and agreed by the parties that Landlord has overstated Tenant’s Proportionate Share of Expense Increases, Landlord shall credit the amount of such overstatement against the monthly installments of Expense Increases next due under this Lease (or refund such amount if the Term of this Lease has ended and Tenant has no further obligation to Landlord). If it is finally determined and agreed by the parties that Landlord has not overstated Tenant’s Proportionate Share of Expense Increases, then Landlord may invoice Tenant for any amount by which Tenant’s Expense Increases were understated, which invoice shall be payable by Tenant within thirty (30) days after receipt. Notwithstanding anything to the contrary contained herein, if Tenant’s audit conclusively demonstrates that Landlord has overstated Tenant’s Proportionate Share of Expense Increases by more than five percent (5%), then Landlord shall reimburse Tenant for the costs of Tenant’s audit, up to a maximum of $2,500.00 per audit.
7.RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES.
7.1Landlord Repairs. Except as expressly set forth herein, Landlord agrees to keep in good order, condition and repair the Building Structure and the Building Systems; provided, however, that Landlord shall in no event be responsible for (1) any supplemental HVAC equipment installed by Tenant, or other equipment and systems installed by Tenant, whether the same are located within or outside the Premises, (2) the repair of interior glass in the Premises (not including exterior windows of the Building) or the doors (or related glass and finish work) leading to the Premises, or (3) the repair of any condition in the Premises or the Building caused by any act or neglect of Tenant or any Tenant Party. Landlord shall also keep and maintain all Common Areas neat and clean and in good order, condition and repair, including maintenance of landscaped areas and treatment of snow and ice on driveways and pedestrian walkways. Landlord shall not be responsible to make any improvements or repairs to the Building or the Property other than as set forth in this Section 7.1 unless expressly provided otherwise in this Lease.
7.2Tenant Repairs; Compliance with Laws.
(1)Tenant shall keep and maintain the interior, non-structural portions of the Premises and the improvements, fixtures and appurtenances therein or thereon (excluding Landlord’s Work, but including any Tenant’s Work, Alterations, or Tenant’s Systems), neat and clean and in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear, casualty and condemnation; and Tenant shall surrender the Premises, at the end of the Term, in such condition. Subject to the waiver of subrogation set forth in Section 19.4 below, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant or any Tenant Party (including any damage by fire or other casualty arising therefrom).
(2)Tenant shall comply with all applicable Laws, and the standards recommended by the local Board of Fire Underwriters applicable to the Premises and Tenant’s use and occupancy thereof and its business and operations therein, and shall, at Tenant’s sole cost and expense, obtain all permits, licenses and the like required thereby. Notwithstanding the foregoing, Tenant shall not be obligated to make structural repairs or alterations to the Premises in order to comply with any Laws unless the need for such repairs or alterations arises from (a) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinguished from mere general office use, (b) the manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant (excluding Landlord’s Work, but including any Tenant’s Work, Alterations, or Tenant’s Systems), or (d) the breach by Tenant of any provisions of this Lease. Any of the foregoing conditions caused by any Tenant Party shall be attributable to Tenant for purposes of this Lease. Tenant shall also be responsible for the cost of compliance with all applicable Laws in respect of the Building to the extent arising from any of the causes set forth in clauses (a) through (d) above, in which event Tenant shall be responsible to perform, at Tenant’s sole cost and expense, such repairs or alterations, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen.
(3)If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make such repairs, upon not less than ten (I 0) Business Days’ prior written notice (except that no notice shall be required in the event of an emergency), Landlord may make or cause such repairs to be made (but shall not be required to do so), and the provisions of Section 25.3 shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant’s stock or business by reason of Landlord’s making such repairs.
8.FLOOR LOAD; HEAVY MACHINERY; MOVING.
8.1Tenant shall not place a load upon any floor in the Premises exceeding fifty (50) pounds live load per square foot of usable area of the Premises, or such lower limit as may be required by applicable Law or reasonably required by Landlord. Landlord reserves the right to reasonably prescribe the weight and position of all business machines and mechanical equipment, including safes and filing systems, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s sole cost and expense in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, filing system, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges and agrees that (1) all moves described in the immediately preceding sentence shall be coordinated with Landlord and subject to Landlord supervision, and (2) Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the reasonable cost of Landlord’s supervisory personnel overseeing such moves to the extent such costs are incurred.

8.2If any safe, filing system, heavy machinery, heavy equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger’s license to do such work, and that all work in connection therewith shall comply with applicable Laws.
8.3In addition to the requirements set forth above relating to heavy machinery, Tenant’s general move into or out of the Building must take place outside of Normal Business Hours. Tenant acknowledges and agrees that (1) all moves described in this Section 8.3 shall be coordinated with Landlord and subject to Landlord supervision, and (2) Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the reasonable cost of Landlord’s supervisory personnel overseeing such moves to the extent such costs are incurred.
8.4In connection with any of the moves described in Section 8, Tenant agrees to provide insurance in such amounts as Landlord may reasonably require, naming Landlord, together with (l) Landlord’s managing agent and (2) Landlord’s mortgagee (if any) ((I) and (2), collectively, “Landlord’s Insured Parties”), as additional insureds on a primary non-contributing basis. All such moves shall be at the sole risk and hazard of Tenant, and except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s Agents (as hereinafter defined), Tenant shall exonerate, indemnify and save Landlord and Landlord’s Insured Parties harmless from and against any liability, loss, injury, claim or suit resulting directly or indirectly from such moves.
9.SERVICES.
9.1Landlord shall furnish the following utilities and other services:
(1)Normal business hours for the Building are 8:00 a.m. to 6:00 p.m. Monday through Friday (federal, state and local holidays excepted) (“Normal Business Hours”). At all other times, that is, twenty-four (24) hours per day, seven (7) days per week, Landlord shall provide access to the Premises and the Building in accordance with the standard entry system as shall from time to time be in effect for the Building. As of the Commencement Date, access to the Building at other than Normal Business Hours shall be through either a hard key, key card, or personnel identification pin station system. Tenant shall be entitled to one (1) key for each of Tenant’s employees at no cost to Tenant. Additional and replacement keys shall be provided to Tenant at the cost of $15.00 each. Upon the expiration or earlier termination of this Lease, Tenant shall return all keys and shall pay to Landlord $15.00 for each key originally issued at no cost to Tenant and not so returned, which payment shall be deemed Additional Rent and may be withheld from any security deposit or letter of credit hereunder or otherwise collected in accordance with applicable Law. Landlord reserves the right to alter the standard entry system for the Building from time to time as it sees fit and to provide replacement keys to Tenant at no cost to Tenant following such alteration.
(2)HVAC service to the Premises and the Common Areas during Normal Business Hours and under normal business operation at a level comparable to similar commercial properties located in Downtown Boston where the Building is located (but specifically excluding (a) specialized temperature and humidity control for computers, printers, copiers and other equipment and (b) instances where Tenant has exceeded the population density limits set forth in Section 5). In the event Tenant requires HVAC service to the Premises outside of Normal Business Hours, Tenant agrees to pay Landlord for such HVAC service at the then current Building rate, which is currently $75.00 per hour. Such hourly rate shall be subject to reasonable adjustments from time to time to reflect increases in Landlord’s costs for providing such additional service.
(3)Janitorial services to the Premises and the Common Areas on Business Days at a level comparable to similar commercial properties located in Downtown Boston where the Building is located.

If any additional janitorial services are required because of any improvements in the Premises that are not Building Standard, the nature of Tenant’s business, or the carelessness of Tenant, in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such additional janitorial services, as determined by Landlord, as Additional Rent. Tenant shall not arrange for any third-party janitorial services to the Premises without Landlord’s prior written consent.
(4)Tempered and cold running water for restrooms and break rooms associated with general office use. If Tenant uses water excessively, or for any purpose other than for restrooms and break rooms associated with general office use, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of such meter and the cost of installation thereof as Additional Rent upon demand and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in the event Tenant fails timely to make any such payment, Landlord may pay such charges and collect the same from Tenant as Additional Rent upon demand.
(5)Electricity to the Premises for lights and outlets in amounts suitable for standard office equipment, all as further described in Section 10 below.
(6)Passenger elevator service from the existing passenger elevator system in common with Landlord and others entitled thereto.
9.2Costs and expenses associated with the foregoing, except to the extent Landlord is otherwise paid or reimbursed for the same (other than as a payment for Operating Expenses), shall be included in Operating Expenses.
10.UTILITIES.
10.1Electricity. Landlord shall deliver the Premises with electricity separately metered. Tenant shall pay for all electricity used by Tenant in the Premises based on the utility provider’s reading of one or more direct meters, and payable by Tenant to the utility provider upon demand. Tenant’s use of electrical services shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building, which Tenant acknowledges is 208/120 volts and 6,000 amps.
10.2Utilities Other Than Electricity. Any utilities (other than electricity, which shall be paid for in accordance with Section 10.1 above) which are furnished directly to the Premises by a utility provider and separately metered shall be registered in Tenant’s name and Tenant shall cooperate with Landlord to have the utility bills sent directly to and paid directly by Tenant. Any utilities (other than electricity, which shall be paid for in accordance with Section 10.1 above) which are sub-metered or check metered shall be payable by Tenant to Landlord as Additional Rent within thirty (30) days after billing.
10.3Landlord’s Right to Select Utility Providers. Landlord shall have the right at any time and from time to time during the Term of this Lease to contract for utilities from such providers of such services as Landlord shall elect. Tenant shall cooperate with Landlord and the utility provider at all times and, as reasonably necessary, shall allow Landlord and the utility provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described herein, subject to the terms and conditions and in accordance with the standards set forth herein.

11.ADDITIONAL PROVISIONS RELATING TO SERVICES.
11.1Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of HVAC, janitorial, water/sewer, electricity, elevator and other services, and to curtail, suspend, interrupt and/or stop the use of entrances and/or lobbies serving access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, replacements, alterations, or renovations desirable or necessary (in the judgment of Landlord reasonably exercised), or when prevented from supplying such services or use due to any act or neglect of Tenant or any Tenant Party, or due to an event of Force Majeure (as hereinafter defined). In no event shall any of the foregoing subject Landlord to (1) liability for any loss, injury or damage to property, (2) direct, indirect or consequential damages, or (3) other monetary damages (including diminution or abatement of rent or other compensation), nor shall this Lease or any of the obligations of Tenant be affected or reduced as a result of any curtailment, suspension, interruption and/or stoppage in the furnishing of the foregoing services, regardless of the cause of such curtailment, suspension, interruption and/or stoppage; provided, however, that (a) the same shall not relieve Landlord of any applicable obligation to perform repairs to the Building Structure and the Building Systems to the extent, and subject to the limitations, provided for in this Lease, and (b) in each instance in which curtailment, suspension, interruption and/or stoppage of services is required or otherwise occurs, Landlord shall use commercially reasonable efforts to restore such services, and shall give Tenant reasonable notice (to the extent feasible) of the commencement and anticipated duration of any such curtailment, suspension, interruption and/or stoppage of services). To the fullest extent permitted by Law, Tenant hereby waives all rights to make repairs at the expense of Landlord.
11.2Notwithstanding the foregoing, or any provision of this Lease to the contrary, if (1) a curtailment, suspension, interruption and/or stoppage of an Essential Service (as hereinafter defined) shall occur, except any of the same due to any act or neglect of Tenant or any Tenant Party (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), (2) such Service Interruption occurs or continues as a result of the negligence or willful misconduct of Landlord or Landlord’s agents, servants, employees or contractors, (3) such Service Interruption continues for more than five (5) consecutive Business Days after Landlord shall have received written notice thereof from Tenant, and (4) as a result of such Service Interruption, the conduct of Tenant’s normal business operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent, and charges on account of Taxes and Operating Expenses, for each day during which such Service Interruption continues after such five (5) Business Day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its business operations in any part of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent, and charges on account of Taxes and Operating Expenses, shall only be proportionate to the nature and extent of the interruption of Tenant’s normal business operations or ability to use the Premises. The rights granted to Tenant under this Section 11.2 shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean (a) access to the Premises, (b) HVAC service, (c) water/sewer service, and (d) electricity; provided, however, only to the extent that Landlord has an obligation to provide the foregoing items to Tenant under this Lease. Any abatement of Base Rent, and charges on account of Taxes and Operating Expenses, under this Section 11.2 shall apply only with respect to Base Rent, and charges on account of Taxes and Operating Expenses, allocable to the period after each of the conditions set forth in clauses (1) through (4) above shall have been satisfied and only during such times as each of such conditions shall exist.

12.ALTERATIONS; TENANT’S SYSTEMS.
12.1Alterations. Except as expressly set forth in the work letter attached hereto as Exhibit C, Tenant shall not make, or permit to be made, any alterations, additions, improvements or other changes in or to the Premises (“Alterations”), other than the installation of typical office decorations which are not affixed to the realty, without Landlord’s prior written consent. Tenant agrees to submit plans, drawings and specifications for any proposed Alterations to Landlord for Landlord’s prior written consent. Provided the proposed Alterations (1) meet or exceed Landlord’s Building Standard specifications, (2) will not adversely affect the Common Areas of the Building or be visible from the Common Areas or the exterior of the Building, (3) will not impact the space of any other tenant or occupant of the Building, (4) will not adversely affect the Building Structure or the Building Systems, and (5) will not require Landlord to make improvements to the Building or the Property (or undertake special maintenance, repair or replacement obligations with respect to the Building or the Property) not within the scope of those expressly provided for herein, unless Tenant agrees to pay all costs associated with such improvements or obligations, then Landlord’s consent to such proposed Alterations shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Section 12.1, Tenant may make non-structural Alterations costing less than $15.00 per rentable square foot of the Premises without the prior written consent of Landlord (but with written notice to Landlord), provided said Alterations are otherwise in compliance with clauses (1) through (5) of this Section 12.1.
12.2Tenant’s Systems. In addition, Tenant shall not install, or permit to be installed, (1) any voice, data, Internet, audio-visual, security, or access systems, or the related wiring within the Building necessary for the operation thereof (“Tenant’s Communications Systems”) or (2) any furniture systems (“Tenant’s Furniture Systems”) ((1) and (2) collectively, “Tenant’s Systems”) for Tenant’s business operations without Landlord’s prior written consent. Tenant agrees to submit plans, drawings and specifications for Tenant’s Systems (including the locations and connections of Tenant’s Communications Systems from within the Premises to the Building risers, conduits and systems) to Landlord for Landlord’s prior written consent. Provided Tenant’s Systems (1) meet or exceed Landlord’s Building Standard specifications, (2) will not affect or be visible from the Common Areas or the exterior of the Building, (3) will not impact the space of any other tenant or occupant of the Building, (4) will not adversely affect the Building Structure or the Building Systems, and (5) will not require Landlord to make improvements to the Building or the Property (or undertake special maintenance, repair or replacement obligations with respect to the Building or the Property) not within the scope of those expressly provided for herein, unless Tenant agrees to pay all costs associated with such improvements or obligations, then Landlord’s consent to Tenant’s Systems shall not be unreasonably withheld, conditioned or delayed.
12.3Construction Standards. All work performed by or on behalf of Tenant under this Lease (whether constituting part of Tenant’s Work (if any), Alterations, or Tenant’s Systems) shall be made and performed (1) pursuant to plans, drawings and specifications which have been reviewed and approved by Landlord prior to the commencement of the work, (2) pursuant to permitting materials (including applications, plans, narratives and calculations) which have been (a) reviewed and approved by Landlord prior to submission to the applicable government authorities and (b) reviewed, approved by, and filed with, all applicable governmental authorities, (3) by contractors reasonably approved by Landlord, who shall carry insurance of such types and in such amounts as Landlord shall reasonably require, naming Landlord and Landlord’s Insured Parties as additional insureds on a primary non-contributing basis, (4) in a good and workmanlike manner, (5) so that the same shall be at least equal in quality, value, and utility to the original work or installation and shall be in conformity with Landlord’s then current Building Standard specifications as provided by Landlord to Tenant upon Tenant’s request and as the same may be amended by Landlord from time to time, (6) in accordance with the Rules and Regulations (as hereinafter defined) and other provisions of this Lease, and (7) in accordance with all applicable Laws (collectively, the “Construction Standards”).
12.4 Cost of Work; Priority of Work; After-Hours Work.
(1)Cost of Work. Except for Landlord’s Work set forth in the work letter attached hereto as Exhibit C, all work performed by or on behalf of Tenant under this Lease (whether constituting part of Tenant’s Work (if any), Alterations, or Tenant’s Systems) shall be performed at Tenant’s sole cost and expense.
(2)Priority of Work. If Landlord and Tenant are each performing work pursuant to the terms and conditions of this Lease, Landlord and Tenant shall each take commercially reasonable measures to ensure that Landlord’s architects, engineers, contractors, sub-contractors, vendors, service providers and consultants (collectively, “Landlord’s Contractors”) and Tenant’s architects, engineers, contractors, sub-contractors, suppliers, vendors, service providers and consultants (collectively, “Tenant’s Contractors”) cooperate in commercially reasonable ways with each other to avoid any delay in either the work being performed by Landlord or the work being performed by Tenant or any conflict with the performance of either the work being performed by Landlord or the work being performed by Tenant, Tenant acknowledging, however, that in the case of conflict that is not reasonably avoidable, the work being performed by Landlord shall have priority.
(3)After-Hours Work. All work performed by or on behalf of Tenant under this Lease (whether constituting part of Tenant’s Work (if any), Alterations, or Tenant’s Systems) shall be performed during Normal Business Hours; provided, however, that Landlord reserves the right to require that any work which may potentially disturb other tenants in the Building, or conflict with the performance of any work being performed by Landlord in the Building, be performed outside of Normal Business Hours. If Tenant desires to perform any work outside of Normal Business Hours (such work, “After-Hours Work”), Tenant acknowledges and agrees that (l) such After-Hours Work shall be coordinated with Landlord and subject to Landlord supervision, and (2) Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work to the extent such costs are incurred.
12.5Additional Covenants. In addition, the following additional covenants shall apply to Tenant’s Alterations and Tenant’s Systems:
(1)In consideration of Landlord’s costs associated with the review and supervision of Tenant’s Alterations (but not Tenant’s Systems), Tenant shall pay to Landlord a construction management fee equal to two and one-half percent (2.5%) of the total project cost of Tenant’s Alterations. In addition, Tenant agrees to reimburse Landlord for any third-party out of-pocket expenses reasonably incurred by Landlord in connection with the review, supervision, and Building operational requirements of Tenant’s Alterations and/or Tenant’s Systems within thirty (30) days after receipt of Landlord’s invoice therefor. The provisions of this Section 12.5(1) shall not apply to Landlord’s Work.
(2)Tenant shall provide Landlord with “as built” plans for any Alterations for which plans are used.
(3)Tenant shall provide Landlord with copies of any warranties for Alterations (including materials and equipment), and either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord’s responsibility under this Lease.

(4)Tenant acknowledges and agrees that Landlord shall have the right to examine and inspect all work performed by Tenant under this Lease; provided, however, that no such examination or inspection shall constitute an approval or warranty or give rise to any liability of Landlord with respect thereto.
(5)All work shall be performed in such a manner as to maintain harmonious labor relations. Tenant shall not use (and upon notice from Landlord shall cease using) labor and employment practices that, in Landlord’s good faith judgment, may cause strikes, picketing, boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property. If picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, subcontractors or suppliers, in or about the Property, and such activities are not ended within two (2) days after notice to Tenant, Tenant shall immediately cease the work Tenant is performing and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled.
(6)Tenant and Tenant’s Contractors shall keep all construction areas clean and free of trash and debris, and not impair or congregate in the Common Areas. Tenant and Tenant’s Contractors shall abide by any reasonable construction rules and regulations from time to time established by Landlord.
12.6Notices Relating to Tenant’s Initial Work. Notwithstanding the notice provisions contained in Section 29 below, Landlord and Tenant acknowledge and agree that any written notices relating Tenant’s performance of the initial work necessary to prepare the Premises for Tenant’s occupancy thereof (such as the installation of Tenant’s Systems) may be sent via email as follows:
If to Landlord, then to Landlord’s construction representative:    Kevin Kiley,  kkiley@synergy-inv.com.
If to Tenant, then to Tenant’s construction representative:    Pat Walsh, Chief Marketing Officer,  pat.walsh@tufin.com.
12.7Removal of Alterations and Tenant’s Systems. Landlord reserves the right to require that Tenant remove any Alterations and/or Tenant’s Systems installed by or for Tenant within or serving the Premises upon the expiration or earlier termination of this Lease. If, at the time Tenant submits its proposed Alterations and/or Tenant’s Systems to Landlord for approval, Tenant expressly requests (by notice to Landlord) permission to leave said Alterations and/or Tenant’s Systems in place at the end of the Term, Landlord shall notify Tenant in writing at the same time Landlord consents to such Alterations and/or Tenant’s Systems (assuming consent is provided) whether or not such Alterations and/or Tenant’s Systems will be required to be removed by Tenant at the end of the Term. If Tenant fails to remove any Alterations and/or Tenant’s Systems so required, such failure shall be an Event of Default hereunder, and Landlord shall have all rights and remedies available under this Lease, at law or in equity. Tenant acknowledges and agrees that any Alterations and/or Tenant’s Systems installed by or for Tenant within or serving the Premises shall be the property of Tenant during the Term. Any Alterations and/or Tenant’s Systems not removed by Tenant shall, at Landlord’s option, become the property of Landlord (without payment by Landlord) at the expiration or earlier termination of this Lease.
12.8Special Provisions Relating to Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, data, Internet, audio-visual, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications

Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the Rules and Regulations, applicable Laws and Landlord’s reasonable policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services, or enter into any new agreements with telecommunications companies, and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
13.INSPECTION.
Landlord and Landlord’s Insured Parties, and their representatives, shall have the right at all reasonable times and upon reasonable notice (except in the event of an emergency, when no notice shall be required) to enter the Premises to (1) show the same to existing or prospective lenders or purchasers and/or (2) inspect the same and perform maintenance or make repairs or replacements therein as permitted and required by this Lease; provided, however, that Landlord shall use commercially reasonable efforts to avoid undue disturbance of Tenant’s use and occupancy of the Premises in connection with its exercise of any access rights as provided herein. During the last twelve (12) months of the Term, or any extension thereof, Landlord and its representatives may, upon twenty-four (24) hours advance notice to Tenant, gain access to the Premises for the purpose of showing the same to prospective tenants; provided, however, that Landlord shall use commercially reasonable efforts to avoid undue disturbance of Tenant’s use and occupancy of the Premises in connection with its exercise of any access rights as provided herein. Entry hereunder shall not constitute a constructive eviction or entitle Tenant to an abatement of Rent. Notwithstanding the notice provisions contained in this Lease, Landlord and Tenant acknowledge and agree that any notices required under this Section may be given by telephone or email.
14.FIRE OR OTHER CASUALTY.
14.1In the event of damage to or destruction of the Premises or the Building caused by fire or other casualty (“Event of Casualty”), Landlord shall undertake to make repairs and restorations with reasonable diligence, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided, or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restorations. Landlord shall, within sixty (60) days after the Event of Casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as the case may be. If, in Landlord’s reasonable judgment, the damage is of such nature or extent that (1) more than two hundred-seventy (270) days after the Event of Casualty would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, or (2) less than one (1) year remains on the then current Term of this Lease and more than ninety (90) days after the Event of Casualty would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, then the Premises or the Building, as the case may be, shall be deemed “substantially damaged.” If the Premises or the Building are deemed “substantially damaged,” Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within ninety (90) days after the Event of Casualty. In addition, if the Premises or the Building are deemed “substantially damaged,” and if as a result of the same the Premises are rendered untenantable for the Permitted Use, then Tenant may elect to terminate this Lease by giving Landlord written notice of such termination within fifteen (15) Business Days after receipt from Landlord of the estimated period of repair and restoration. If either party elects to terminate this Lease as set forth above, then the Term of this Lease shall expire thirty (30) days after the date such written notice is given, Base Rent, and charges on account of Taxes and Operating Expenses, shall be equitably abated from the date of the Event of Casualty for any portion of the Premises that is unusable (and unused) by Tenant, and Tenant shall thereafter vacate the Premises and surrender the same to Landlord in accordance with the terms, covenants and conditions of this Lease.
14.2In the event this Lease is not terminated pursuant to the terms of Section 14.1 above and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such repair and restoration and Landlord’s mortgagee (if any) releases the same for such repair and restoration, Landlord shall repair and restore the Premises or the Building, as the case may be (including Landlord’s Work, if any) to substantially the same condition in which it was immediately prior to the Event of Casualty, subject to applicable Laws; provided, however, that Landlord shall not be obligated to repair or restore (1) any Tenant’s Work (if any), Alterations, or Tenant’s Systems, even if such work was performed by Landlord’s contractors (and regardless of whether or not Tenant is required to remove or leave the same at the expiration or earlier termination of this Lease), or (2) any of Tenant’s Property (as hereinafter defined), unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs as may be incurred by Landlord in connection therewith. In the event sufficient casualty insurance proceeds are not available for application to such repair and restoration or Landlord’s mortgagee (if any) does not release the same for such repair and restoration, Landlord shall promptly provide notice thereof to Tenant and Tenant may, within thirty (30) days after receipt thereof, elect to terminate this Lease by giving Landlord written notice thereof. If Tenant so elects to terminate this Lease as set forth above, then the Term of this Lease shall expire thirty (30) days after the date such written notice is given, Base Rent, and charges on account of Taxes and Operating Expenses, shall be equitably abated from the date of the Event of Casualty for any portion of the Premises that is unusable (and unused) by Tenant, and Tenant shall thereafter vacate the Premises and surrender the same to Landlord in accordance with the terms, covenants and conditions of this Lease.
14.3When Landlord’s repair and restoration work has been completed, Tenant shall complete the restoration of (1) all of Tenant’s Work (if any), Alterations, and Tenant’s Systems and (2) all of Tenant’s Property which are necessary to permit Tenant’s re-occupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Base Rent, and charges on account of Taxes and Operating Expenses, shall be equitably abated from the date of the Event of Casualty until the Premises has been substantially restored to the extent of Landlord’s obligations above. Notwithstanding the foregoing, if the Event of Casualty was due to the negligence or willful misconduct of Tenant or any Tenant Party, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.
15.EMINENT DOMAIN.
If (1) the whole or a material portion of the Premises shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or (2) if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or (3) if all or any portion of the Property are so taken, condemned or conveyed and as a result thereof, in Landlord’s reasonable judgment, the Premises are rendered untenantable for the Permitted Use, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and Base Rent, and charges on account of Taxes and Operating Expenses, shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a material portion of the Premises shall be taken or condemned by a governmental or quasi governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), then this Lease shall continue in full force and effect; provided, however, that Base Rent, and charges on account of Taxes and

Operating Expenses, shall be equitably abated on the date when such title vests in such governmental or quasi-governmental authority. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat or such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord. As used herein, “material portion of the Premises” shall mean such amount that, in Landlord’s reasonable judgment, would render the Premises untenantable for the Permitted Use.
16.TENANT’S PROPERTY.
Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant’s Property. If any of Tenant’s Property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant’s Property within thirty (30) days after receipt of a written statement from Landlord (including reasonable documentation and evidence thereof) setting forth the taxes attributable to Tenant’s Property. As used herein, “Tenant’s Property” includes, but is not limited to, all inventory, merchandise, furniture, fixtures, equipment (including computer equipment and any data stored thereon), and personal property placed in the Premises by Tenant and all computer, telecommunications or other cabling and wiring installed in the Premises or elsewhere in the Building by or for the benefit of Tenant. Tenant hereby acknowledges and agrees that Landlord’s insurance policies do not cover Tenant’s Property.
17.ASSIGNMENT AND SUBLETTING.
17.1 Prohibition.
(1)Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be mortgaged, pledged or encumbered, whether voluntarily, involuntarily, by operation of law or otherwise. In addition, Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than the Permitted Use, or be sublet (which term shall include, without limitation, granting of concessions, licenses and the like) in whole or in part, without, in each case, the prior written consent of Landlord (all of the foregoing actions described in this sentence are hereinafter sometimes referred to collectively as ”Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). Without limiting the foregoing, any agreement pursuant to which: (a) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or any portion of the Base Rent or Additional Rent under this Lease; and/or (b) a third party undertakes or is granted by or on behalf of Tenant the right to assign this Lease or sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be a Transfer of this Lease and subject to the provisions of Section 17. A Transfer under Section 17 shall also include a sale or other transfer (by one or more transfers) of any of the following: the voting stock, partnership interests, membership or other equity interests in Tenant (or any other mechanism such as the issuance of additional stock or the creation of additional partnership or membership interests) which results in a change of control of Tenant or a sale or other transfer (in one or more transfers) of fifty percent (50%) or more of the assets of Tenant, as if such transfer were an assignment of this Lease. Notwithstanding the foregoing, if equity interests in Tenant at any time are or become traded on a national securities exchange (as defined in the Securities Exchange Act of 1934), the transfer of equity interests in Tenant on a national securities exchange shall not be deemed an assignment within the meaning of this Section.
(2)Notwithstanding the foregoing, Landlord's consent shall not be required under Section 17.1(1) (and Section 17.4 and Section 17.5 shall not apply) to either (a) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets or stock (or other indicia of ownership) are transferred, or (a) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided, however, that (i) the successor to Tenant has a Tangible Net Worth (as hereinafter defined) at least equal to the Tangible Net Worth of Tenant on the date of this Lease, (ii) proof satisfactory to Landlord of the Tangible Net Worth of both the Transferee and Tenant shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (or if such prior notice is prohibited by applicable Laws, Tenant provides such notice within ten (10) days after the effective date of such transaction), (iii) the Transfer is for a valid business purpose of Tenant and is not a subterfuge for the provisions of Section 17, and (iv) Tenant and Transferee execute an agreement in form and substance satisfactory to Landlord in its reasonable discretion, which agreement shall require Transferee to be bound by all the obligations of Tenant hereunder, including the covenant against further assignment and subletting, and include Transferee’s representation and warranty that it is not listed, owned or controlled by, or acting for or on behalf of, any person or entity on the OFAC List (as hereinafter defined). As used herein, “Tangible Net Worth” shall mean total assets minus intangible assets (including goodwill, patents, trademarks and copyrights) and total liabilities, all as calculated in accordance with generally accepted accounting principles consistently applied.
17.2Landlord’s Consent.
(1)If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (a) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (b) all of the terms of the proposed Transfer, which shall include the consideration therefor and a description of the portion of the Premises to be transferred (if a proposed sublease), (c) fully-negotiated drafts of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, and (d) the name and address of the proposed Transferee, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee, and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business, and proposed use of the Premises.
(2)In the event Landlord does not exercise its options pursuant to Section 17.5 below to recapture the Premises or terminate this Lease in whole or in part, Landlord shall, by notice to Tenant within twenty (20) days after receipt of Tenant’s Transfer Notice, either consent or not consent to the proposed Transfer. Landlord’s consent to a proposed Transfer shall not be unreasonably withheld, conditioned or delayed; provided, however, that (a) there shall not be an Event of Default that remains uncured; (b) in Landlord’s reasonable judgment the proposed Transferee is engaged in a business which is in keeping with the then standards of the Building and the Property and the proposed use is limited to the Permitted Use; (c) the proposed Transferee is a reputable entity and has sufficient financial worth and stability in light of the responsibilities to be undertaken, based on evidence provided by Tenant (and others) to Landlord, as determined by Landlord in its reasonable discretion; (d) if Landlord shall have comparable space available for rent for a comparable length of term, then neither (i) the proposed Transferee nor (ii) any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed

Transferee, shall be an occupant of any part of the Property; (e) if Landlord shall have comparable space available for rent for a comparable length of term, then the proposed Transferee shall not be a person or entity with whom Landlord is then, or during the preceding six (6) months has been, actively negotiating to lease space at the Property; (f) the proposed Transfer shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of Section 17; (g) [intentionally omitted]; (h) with respect to a proposed sublease, the proposed sublease involves, in Landlord’s reasonable judgment, a portion of the Premises which is independently leasable space; (i) with respect to and after taking into account a proposed sublease, there will not be more than two (2) different entities (including Tenant) occupying the Premises; (j) the character of the business to be conducted or the proposed use of the Premises by the proposed Transferee or the identity of the proposed Transferee will not create or increase the likelihood of any labor disputes, disharmony, strikes or any other form of protests occurring at the Property; (k) the proposed Transfer shall not have (or reasonably potentially have) any adverse effect on any real estate investment trust qualification requirements of Landlord or any of its Affiliates or otherwise cause Landlord or any of its Affiliates to be in violation of any Laws to which Landlord or such Affiliate is subject, including the Employment Retirement Income Security Act of 1974; (1) the holder of any Superior Mortgage and/or Superior Lease, as applicable, consents to such Transfer if such consent is in fact required under the Superior Mortgage and/or Superior Lease or documents applicable thereto; and (m) neither the identity nor business of the proposed Transferee would cause Landlord to be in violation of any covenant or restriction contained in another lease at the Property.
17.3Acceptance of Rent. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of this Lease, Landlord may, at any time and from time to time while there exists an uncured Event of Default, collect rent and other charges from the Transferee, and apply the net amount collected to the rent and other charges herein reserved, but no such Transfer, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the Transferee as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular Transfer or other act for which Landlord’s consent is required under Section 17.l(1) shall not in any way diminish the prohibition stated in Section 17.1(1) as to any further such Transfer or other act or the continuing liability of the original named Tenant. No Transfer hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor.
17.4Excess Payments. If Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (1) any and all compensation received by Tenant as a result of such Transfer, net only of reasonable expenses actually incurred by Tenant in connection with such Transfer for brokerage commissions, rental concessions, improvement expenses and allowances (prorated over the term of the Transfer), exceeds (2) in the case of an assignment, the Base Rent and Additional Rent under this Lease, and in the case of a subletting, the portion of the Base Rent and Additional Rent allocable to the portion of the Premises subject to such subletting. Such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.
17.5Landlord’s Recapture Right. Notwithstanding anything herein to the contrary, in addition to withholding or granting consent with respect to any proposed Transfer, Landlord shall have the right, to be exercised in writing within twenty (20) days after receipt of a Transfer Notice, (1) to terminate this Lease (in the event of a proposed assignment), (2) to terminate this Lease (in the event of a proposed sublease comprising all or substantially all of the Premises for all or substantially all of the then-remaining Term of this Lease), or (3) to recapture that portion of the Premises to be subleased (in the event of a proposed sublease comprising less than all or substantially all of the Premises for all or substantially all of the then-remaining Term of this Lease). If Landlord elects to terminate this Lease, this Lease shall terminate as of the date (the “Recapture Date”) which is the proposed effective date of such Transfer, as if such date were the last day of the Term of this Lease. If Landlord elects to recapture only that portion of the Premises to be subleased, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Base Rent and Additional Rent shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date.
17.6Further Requirements. Tenant shall reimburse Landlord on demand, as Additional Rent, for any out-of-pocket costs (including reasonable attorneys’ fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in Section 17.l(l). whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any Transfer to which Landlord gives its consent shall not be valid unless and until Tenant and Transferee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion, which consent agreement shall require Transferee to be bound by all the obligations of Tenant hereunder, including the covenant against further assignment and subletting, and include Transferee’s representation and warranty that it is not listed, owned or controlled by, or acting for or on behalf of, any person or entity on the OFAC List. Any sublease shall provide that: (1) the term of the sublease ends no later than the last day of the Term of this Lease; (2) such sublease is subject and subordinate to this Lease; (3) Landlord may enforce the provisions of the sublease, including collection of rents; and (4) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord, but nevertheless Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease; (b) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (a) be bound by any previous modification of such sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.
18.SIGNAGE; DIRECTORIES.
18.1Tenant may not place on the interior or exterior of the Premises (including on both the interior and exterior surfaces of doors and windows) or on any part of the Building outside of the Premises, any awnings, canopies or other projections; any signs, symbols, flyers, notices or advertisements; or any other items visible to public view from outside of the Premises. Tenant may install its own blinds (or other window treatments) in the Premises only if the same shall not in any way interfere with the standard blinds (or other window treatments) for the Building, subject to (a) Landlord's prior written consent and (b) the Construction Standards set forth in Section 12.3.
18.2Landlord shall provide and maintain (1) in the main lobby of the Building, an alphabetical directory board or other directory device listing all tenants in the Building, including a single directory listing for Tenant, and (2) in the elevator lobby of the floor on which the Premises are located, an alphabetical directory board or other directory device listing all tenants on the floor, including a single directory listing for Tenant. Tenant shall have the option to install identification signage using Tenant's corporate name and/or logo at the entrance of the Premises, subject to (a) Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed and (b) the Construction Standards set forth in Section 12.3.

19.INSURANCE.
19.1Landlord’s Insurance. Landlord shall, at all times during the Term of this Lease, procure and maintain:
(1)Property. Property insurance the equivalent of “causes of loss - special form” on the Property. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord may elect to secure and maintain rental income insurance. If the annual cost to Landlord for such property or rental income insurance exceeds the standard rates because of the nature of Tenant’s operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increased cost.
(2)Commercial General Liability. Commercial general liability insurance, which shall be in addition to, and not in lieu of, insurance required to be maintained by Tenant. Tenant shall not be included as an additional insured on any policy of liability insurance maintained by Landlord. Such insurance shall have the following minimum limits:

Each Occurrence	$5,000,000
Annual Aggregate	5,000,000
(3)Landlord’s insurance coverage may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such commercially reasonable deductibles as Landlord may elect in its discretion. The cost of such insurance shall be included as part of Operating Expenses.
19.2Tenant’s Insurance. Tenant shall, at all times during the Term of this Lease (or such earlier or later period as Tenant is in possession of the Premises or any portion thereof), procure and maintain at its sole cost and expense:
(1)Property. Property insurance the equivalent of “causes of loss - special form” including flood, earthquake, windstorm, theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and for the restoration of Tenant’s alterations, additions, or improvements to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements to the Premises which Tenant cannot remove at the expiration or earlier termination of this Lease wherein ownership then reverts to Landlord.
(2)Business Income and Extra Expense. Business income and extra expense insurance with limits not less than one hundred percent (100%) of all income and charges payable by Tenant under this Lease for a period of twelve (12) months.

(3)Commercial General Liability. Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Property. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	3,000,000
Products/Completed Operations Aggregate	1,000,000
Personal and Advertising Injury Liability	1,000,000
Fire Damage Legal Liability	100,000
Medical Payments	5,000
Any general aggregate limit shall apply on a per location basis. Tenant’s commercial general liability coverage shall be written on the most current ISO CGL form (or its equivalent), shall include contractual liability (to specifically include coverage for the indemnification provisions of this Lease), premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.
(4)Business Automobile Liability. If parking is provided for pursuant to the terms and conditions of this Lease (or another agreement by and between Landlord and Tenant), business automobile liability insurance covering owned, hired and non-owned vehicles with minimum limits of$1,000,000 combined single limit per occurrence.
(5)Workers’ Compensation and Employer’s Liability. Workers’ compensation insurance in accordance with the Laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000.
(6)Umbrella/Excess Liability. Umbrella/excess liability insurance, on an occurrence basis, that applies in excess of the required commercial general liability, business automobile liability, and employer’s liability policies with the following minimum limits:

Each Occurrence	$2,000,000
Annual Aggregate	2,000,000
Umbrella/excess liability policies shall contain an endorsement stating that any entity qualifying as an additional insured on the insurance stated in the Schedule of Underlying Insurance shall be an additional insured on the umbrella/excess liability policies, and that they apply immediately upon exhaustion of the insurance stated in the Schedule of Underlying Insurance as respects the coverage afforded to any additional insured. The umbrella/excess liability policies shall also provide that they apply before any other insurance, whether primary, excess, contingent or on any other basis, available to an additional insured on which the additional insured is a named insured (which shall include any self-insurance), and that the insurer will not seek contribution from such insurance.
19.3Insurer Rating; Certificates of Insurance; Additional Insureds. All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the Property is located with a rating of at least “A-: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. The liability policies required to be maintained by Tenant hereunder shall name Landlord and Landlord’s Insured Parties as additional insureds on a primary non-contributing basis. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises, and thereafter during the Term within ten (10) Business Days following Landlord’s request thereof. Certificates of insurance shall evidence that Landlord and Landlord’s Insured Parties are included as additional insureds on a primary non-contributing basis on liability policies, and that Landlord is included as loss payee on the property insurance set forth in Section 19.2(1) above. Further, each policy shall contain provisions giving Landlord and each of the other additional insureds at least ten (10) Business Days’ prior written notice of any cancellation or non-renewal.
(1)In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to delivery or possession of the Premises, and thereafter during the Term within ten (10) Business Days following Landlord’s request thereof, and ten (10) Business Days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.
(2)The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Section 19.4 below. Any deductibles selected by Tenant shall be the sole responsibility of Tenant, and any liability policies required to be maintained by Tenant hereunder shall not contain a deductible in excess of $50,000.00.
(3)Tenant insurance requirements stipulated in Section 19.2 are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change.
(4)Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, workers’ compensation and employer’s liability, and umbrella/excess liability coverages in substantially the same forms as required of Tenant under this Lease and in amounts approved by Landlord. The liability policies required to be maintained by contractor hereunder shall name Landlord and Landlord’s Insured Parties as additional insureds on a primary non-contributing basis.
(5)All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the Property is located with a rating of at least “A-: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, each policy shall contain provisions giving Landlord and each of the other additional insureds at least ten (I 0) Business Days’ prior written notice of any cancellation or non-renewal. The above requirements shall apply equally to any subcontractor engaged by contractor.
19.4Waiver of Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming by, through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or other casualty, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in full force and effect only to the extent permitted by applicable Law and only to the extent that the cost of repairing such damage is covered by insurance or would have been covered by insurance proceeds payable under any policy (including the deductible and/or uninsured portion thereof) required to be maintained under this Lease, but not so maintained. Each policy of such insurance shall contain a waiver of subrogation by the insurer against Landlord or Tenant, as the case may be.
19.5Additional Limitations. In addition, notwithstanding anything contained herein or elsewhere in this Lease to the contrary, Landlord will not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or falling plaster, or electrical wiring or for any damage or loss of property within the Premises from any causes whatsoever, including theft and/or acts or threatened acts of terrorism, damage or injury due to mold, excepting only losses or damages resulting from the negligence or willful misconduct of Landlord.
20.INDEMNIFICATION.
20.1Indemnification of Landlord. To the maximum extent enforceable by Law, Tenant covenants and agrees to exonerate, indemnify, defend (with counsel selected by Tenant or Tenant’s insurance carrier and reasonably approved by Landlord), protect and save Landlord, together with (1) Landlord’s members and managers, and their respective members and managers, partners, shareholders, officers, directors, agents and employees (each a “Landlord Agent” and collectively, “Landlord’s Agents”) and (2) Landlord’s Insured Parties, from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) to the extent occasioned by reason of (a) any accident, injury or damage occurring in or on the Premises (excepting only losses or damages resulting from the negligence or willful misconduct of Landlord or the breach or default by Landlord of any representation, covenant, or other term contained in this Lease, including the breach of any applicable Laws); (b) the omission, fault, willful act, negligence or other misconduct of Tenant or any Tenant Party; or (c) the breach or default by Tenant or any Tenant Party of any representation, covenant, or other term contained in this Lease, including the breach of any Laws. Landlord shall promptly notify Tenant of any claim, provide Tenant with all the relevant infom1ation with respect thereto, and cooperate with Tenant in good faith in the defense thereof. Landlord shall grant Tenant (or its insurer) sole control of the defense of any such claim and of all negotiations for its settlement or compromise, subject to Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed); provided, however, that Tenant (or its insurer) agrees in writing to defend and indemnify Landlord, Landlord’s Agents and Landlord’s Insured Parties fully for the claim, without any reservation of rights.
20.2Indemnification of Tenant. To the maximum extent enforceable by Law, Landlord covenants and agrees to exonerate, indemnify, defend (with counsel selected by Landlord or Landlord’s insurance carrier and reasonably approved by Tenant), protect and save Tenant from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys’ fees) to the extent occasioned by reason of (a) the negligence or willful misconduct of Landlord or any Landlord Agent; or (b) the breach or default by Landlord or any Landlord Agent of any representation, covenant, or other term contained in this Lease, including the breach of any Laws. Tenant shall promptly notify Landlord of any claim, provide Landlord with all the relevant information with respect thereto, and cooperate with Landlord in good faith in the defense thereof.

20.3The provisions of this Section 20 shall survive the expiration or earlier termination of this Lease.
21.NOISE; VIBRATIONS; ODORS.
Tenant shall conduct Tenant’s operations so as to minimize, to the greatest extent reasonably practicable, the emanation of noises, vibrations, odors, fumes, vapors and gases of any kind from the Premises. If Landlord reasonably determines that Tenant is not sufficiently minimizing the emanation of noises, vibrations, odors, fumes, vapors and gases of any kind from the Premises, Landlord reserves the right to require Tenant to install, at Tenant’s sole cost and expense, such commercially reasonable insulation, partitions, equipment and systems (including ventilation and exhaust systems) as may be reasonably required by Landlord to achieve that end.
22.HAZARDOUS MATTER.
22.1Except for customary office and cleaning supplies used in accordance with all applicable Laws, Tenant and Tenant Parties shall not generate, use or store any Hazardous Matter (as hereinafter defined) in or on the Property (including the Premises) or introduce any Hazardous Matter in any manner into the Property (including the Premises). Tenant and Tenant Parties shall not dump, flush, release or dispose of any Hazardous Matter in, on or from the Property (including the Premises) whether by sewer, septic system, ground, air or otherwise.
22.2Tenant shall promptly notify Landlord in writing of any incident in or on the Property (including the Premises) involving the presence of Hazardous Matter or violation (or possible violation) of Environmental Requirements by Tenant. Tenant shall promptly deliver to Landlord copies of any notices, orders or other communications received from any government agency or official concerning the presence of Hazardous Matter or violation (or alleged violation) of Environmental Requirements.
22.3To the maximum extent enforceable by Law, Tenant covenants and agrees to exonerate, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and save Landlord, together with (1) Landlord's Agents and (2) Landlord's Insured Parties, from and against any and all Environmental Damages (as hereinafter defined) which may be asserted by any person or entity, or government agency, or which the indemnified parties may sustain or be put to on account of (a) the presence or release of any Hazardous Matter in, on or from the Premises, the Building or the Property caused by Tenant or Tenant Parties; (b) the violation of any Environmental Requirements by Tenant or Tenant Parties; and (c) the breach or default by Tenant or Tenant Parties of any of Tenant's obligations under Section 22.
22.4The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord under this Lease or otherwise at law or in equity, and in the case of conflict between Section 22 and any other provision of this Lease, the provision imposing the most stringent requirement on Tenant shall control. The provisions of Section 22 shall survive the expiration or earlier termination of this Lease.
22.5The following terms as used herein shall have the meanings set forth below:
(1)“Hazardous Matter” shall mean any substance: (a) which is or becomes defined as ‘’hazardous waste,” “hazardous material,” “hazardous substance,” “toxic substance,” “oil,” “infectious medical waste,” “hazardous medical waste” or similar in any Law; or (b) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to health or the environment and which is or becomes regulated and the presence of which requires investigation or remediation pursuant to all applicable Law.
(2)“Environmental Requirements” shall mean all applicable Laws, the provisions of any and all approvals, and the terms, covenants and conditions of this Lease insofar as the same relate to the release, maintenance, use, keeping in place, transportation, disposal or generation of Hazardous Matter, including those pertaining to reporting, licensing, permitting, health and safety of persons, investigation, containment, remediation, and disposal.
(3)“Environmental Damages” shall mean all liabilities, injuries, losses, claims, damages (whether punitive, special, consequential or otherwise), settlements, attorneys’ and consultants’ fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including costs incurred in connection with any investigation or assessment of site conditions or of health of persons using the Building or the Property; risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Landlord’s environmental consultant; any decrease in value of the Property; any damage caused by loss or restriction of rentable or usable space in the Property; or any damage caused by adverse impact on marketing or financing of the Property.
23.TENANT ESTOPPEL CERTIFICATES.
23.1Upon request, and within ten (10) Business Days after written notice given by or on behalf of Landlord, Tenant shall furnish Landlord with a tenant estoppel certificate signed by Tenant certifying as to such matters relating to the then current status of this Lease as may be reasonably requested by Landlord (or any Superior Lessor (as hereinafter defined), Superior Mortgagee (as hereinafter defined), prospective lessor, prospective mortgagee, prospective purchaser or other party), including:
(1)The Commencement Date and Expiration Date of this Lease;
(2)That this Lease is unmodified and in full force and effect or, if there has been a modification, that the same is in full force and effect, as modified, and stating such modification;
(3)Whether there are any defaults by Landlord or Tenant hereunder;
(4)Whether there are any existing setoffs or defenses against the enforcement of any of the terms, covenants and conditions of this Lease and whether there are any obligations of Landlord or Tenant to be performed or complied with and, if so, specifying the same;
(5)The date to which Base Rent, Additional Rent and all other charges have been paid;
(6)The amount of any security deposit or letter of credit hereunder; and
(7)Any other matters reasonably requested.
23.2Any statement furnished pursuant to this Section may be relied upon by Landlord (or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party). If Tenant fails to execute any tenant estoppel certificate within the time-frame required by this Section, Landlord shall have the right to deliver to Tenant a notice in accordance with the terms of this Lease stating that Tenant has failed to timely deliver the tenant estoppel certificate pursuant to this Section, and if

Tenant fails to deliver to Landlord an executed tenant estoppel certificate within five (5) Business Days after the delivery of such notice, such failure shall, at Landlord’s option, be deemed an Event of Default hereunder. In addition, if Tenant fails to execute any tenant estoppel certificate within the time-frame required by this Section, Tenant shall pay to Landlord a fee in the amount of $100.00 per day for each day beyond the applicable time period that Tenant fails to execute and deliver such certificate. Such fee shall be in addition to Landlord’s other remedies hereunder.
23.3No tenant estoppel certificate delivered pursuant to this Section shall have the effect of amending this Lease. In the case of any conflict between the terms of this Lease and the content of any such certificate, then the terms of this Lease shall control.
24.SUBORDINATION.
24.1This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases, now or hereafter affecting the Building or the Property, and each of the terms, covenants and conditions thereto (the ”Superior Leases”), and to all mortgages and deeds of trust, now or hereafter affecting the Building or the Property or the Superior Leases, and each of the terms, covenants and conditions thereto (the “Superior Mortgages”), whether or not such Superior Mortgages shall also cover other land, buildings or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, replacements and extensions of such Superior Leases and Superior Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. However, should any such Superior Lessor or Superior Mortgagee request that this Lease be made superior, rather than subordinate, to any such ground or underlying lease and/or mortgage, then Tenant, within ten (10) Business Days following Landlord’s written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to Landlord and such Superior Lessor or Superior Mortgagee) effectuating such priority.
24.2Upon request, and within ten (10) Business Days after written notice given by or on behalf of Landlord, Tenant shall execute, acknowledge and deliver to Landlord any reasonable instrument of subordination that Landlord (or any Superior Lessor, Superior Mortgagee, prospective lessor, prospective mortgagee, prospective purchaser or other party) may reasonably request. If Tenant fails to execute any instrument of subordination within the time frame required by this Section, Landlord shall have the right to deliver to Tenant a notice in accordance with the terms of this Lease stating that Tenant has failed to timely deliver the instrument of subordination pursuant to this Section, and if Tenant fails to deliver to Landlord an executed instrument of subordination within five (5) Business Days after the delivery of such notice, such failure shall, at Landlord’s option, be deemed an Event of Default hereunder. In addition, if Tenant fails to execute any instrument of subordination within the time-frame required by this Section, Tenant shall pay to Landlord a fee in the amount of $100.00 per day for each day beyond the applicable time period that Tenant fails to execute and deliver such instrument. Such fee shall be in addition to Landlord’s other remedies hereunder.
24.3As used herein, ”Superior Lessor” shall mean the lessor of a Superior Lease or its successor in interest. As used herein, “Superior Mortgagee” shall mean the holder of a Superior Mortgage or its successor in interest. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called the “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, then this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants and conditions as are set forth in this Lease, except that the Successor Landlord shall not(1) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder, in which event Successor Landlord’s responsibility for such act or omission shall be determined as if the act or omission had first arisen upon the vesting of record title in Successor Landlord; (2) be subject to any offsets, counterclaims or defenses which have accrued to Tenant against Landlord prior to the date upon which such Successor Landlord shall obtain record title to the Property; (3) be bound by any rent or other charges which Tenant may have paid to Landlord more than thirty (30) days in advance of the due date thereof; (4) be bound by any security deposit, tax escrow or insurance escrow which Tenant may have paid to Landlord, except to the extent such security deposit and escrowed funds are received by the Successor Landlord; or (5) be bound by any amendment or modification of this Lease or any consent by Landlord under this Lease to any sublease or assignment of Tenant’s interest in this Lease made without the Successor Landlord’s prior written consent; provided, however, that the foregoing clauses (1) through (5) shall in no way modify, limit or impair any obligation of Successor Landlord to perform maintenance and repair obligations to existing improvements and to provide services as set forth in this Lease, and if Successor Landlord fails to perform any such maintenance or repair obligations or fails to provide services as set forth in this Lease, then Tenant shall have all rights and remedies available to it in this Lease.
24.4Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Superior Lessor and Superior Mortgagee whose address has been given to Tenant, and affording such Superior Lessor and Superior Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.
25.EVENTS OF DEFAULT; REMEDIES.
25.1Events of Default. If, at any time subsequent to the Effective Date of this Lease, any one or more of the following events (each an “Event of Default”) shall occur:
(1)Failure by Tenant to pay any installment of Base Rent, Additional Rent or any other amount, deposit, reimbursement or sum due and payable hereunder, upon the date when said payment is due; provided, however, that on the first occasion only during any calendar year, Landlord shall furnish Tenant with written notice of such failure and permit Tenant a five (5) Business Day period to cure such failure;
(2)Failure by Tenant to perform or observe any other covenant, condition or agreement of this Lease and such failure continues, after written notice given by or on behalf of Landlord to Tenant, for more than thirty (30) days (or such longer period as may be necessary to cure such default, provided that Tenant commences such cure within the thirty (30) day period and thereafter diligently pursues the same to completion); provided, however, that if the applicable covenant, condition or agreement of this Lease provides for a shorter time period for performance, the shorter time period for performance shall apply;
(3)Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant;
(4)Tenant or any Guarantor shall (a) make an assignment for the benefit of creditors, (b) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (c) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any Guarantor or of all or any part of Tenant's or Guarantor's property. (d) file a petition seeking an order for relief under Title 11 of the United States Code, as now or hereafter amended or supplemented (the ”Bankruptcy Code”), or by filing any petition under any other Law for the same or similar relief, or (e) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding filed under the Bankruptcy Code, or under any other Law for the same or similar relief, within sixty (60) days after such proceeding is initiated;
(5)Any lien has been filed against the Property, or any portion thereof, as a result of Tenant’s acts, omissions or breach of this Lease, and Tenant fails, within thirty (30) days after written notice given by or on behalf of Landlord to Tenant that the lien is filed, either (a) to cause such lien to be removed from the Property, or (b) to furnish a bond sufficient to remove such lien or cause a title insurance endorsement to be issued with respect to such lien, which endorsement shall be satisfactory, in form and substance to Landlord, in Landlord’s sole discretion; or
(6)Tenant fails to procure and maintain, at all times during the Term of this Lease (or such earlier or later period as Tenant is in possession of the Premises or any portion thereof), the insurance policies and coverages it is required to maintain under Section 19 above; then in any such case Landlord may exercise any of Landlord’s rights or remedies available under this Lease, at law or in equity.
25.2Remedies.
(1)Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to any and all other rights and remedies available at law or in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:
(a)Landlord may continue this Lease in full force and effect, and collect Rent and other charges as and when due, without prejudice to Landlord’s right to subsequently elect to terminate this Lease on account of such Event of Default;
(b)Landlord may terminate this Lease upon written notice to Tenant to such effect, in which event this Lease (and all of Tenant's rights hereunder) shall immediately terminate, but such termination shall not affect those obligations of Tenant which are intended by their terms to survive the expiration or earlier termination of this Lease, and Tenant shall remain liable for damages as hereinafter set forth in this Section 25.2. This Lease may also be terminated by a judgment specifically providing for termination;
(c)Landlord may terminate Tenant's right of possession without terminating this Lease upon written notice to Tenant to such effect, in which event Tenant's right of possession of the Premises shall immediately terminate, but this Lease shall continue subject to the effect of this Section 25.2;
(d)Landlord may, but shall not be obligated to, perform any defaulted obligation of Tenant, and recover from Tenant, as Additional Rent, the costs incurred by Landlord in performing such obligation. Notwithstanding the foregoing, or any other notice and cure period set forth herein, Landlord may exercise its rights under this Section 25.2(1)(d) without prior notice or upon shorter notice than otherwise required hereunder (and as may be reasonable under the circumstances) in the event of any one or more of the following circumstances is present: (i) there exists a reasonable risk of prosecution of Landlord unless such obligation is performed sooner than the stated cure period; (ii) there exists an emergency arising out of the defaulted obligation; or (iii) Tenant has failed to obtain insurance required by this Lease, or such insurance has been canceled by the insurer without being timely replaced by Tenant, as required herein; and
(e)Landlord shall have the right to recover damages from Tenant, as set forth in this Section 25.2.
(2)Upon any termination of this Lease or of Tenant’s right of possession, Landlord, at its sole election, may (a) re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, (b) remove all property from the Premises and store the same in a public warehouse or elsewhere at Tenant’s expense, and/or (c) deem such property to be abandoned, and, in such event, Landlord may dispose of such property at Tenant’s expense, free from any claim by Tenant or anyone claiming by, through or under Tenant. It shall not constitute a constructive or other termination of this Lease or Tenant’s right of possession if Landlord (i) performs maintenance or makes repairs or replacements in the Premises, (ii) performs any unperformed obligations of Tenant, (iii) stores or removes Tenant’s property from the Premises after Tenant’s dispossession, (iv) attempts to relet, or, in fact, does relet, the Premises, or (v) seeks the appointment of a receiver to protect Landlord’s interest under this Lease.
(3)If this Lease shall have been terminated as provided in this Section, Tenant shall pay Base Rent, Additional Rent and all other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (a) Base Rent, Additional Rent and all other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses incurred by Landlord in connection with such reletting, including all repossession costs, brokerage commissions, attorneys’ fees, advertising expenses, cleaning expenses, alteration expenses, tenant improvement allowances, rental and other economic concessions; and (b) if, in accordance with the terms, covenants and conditions of this Lease, Tenant commenced payment of the full amount of Base Rent on any day other than the Commencement Date, the then unamortized portion of the amount of Base Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Base Rent hereunder. Tenant shall pay the portion of such current damages referred to in clause (a) above to Landlord monthly on the days which the Base Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (b) above to Landlord upon such termination.
(4)At any time after termination of this Lease as provided in this Section, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the present value of the Base Rent, Additional Rent and all other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Tax Year or Expense Year plus a three percent (3%) annual increase per year for what would be the then unexpired Term of this Lease if the same remained in effect, over the present value of the then fair market rental value of the Premises for the same period, such present value to be computed in each case on the basis of an eight percent (8%) per annum discount from the respective dates upon which such aggregate rent would have been payable hereunder had this Lease not been terminated.

(5)In the alternative, so long as at least twelve (12) months of the Term remain unexpired at the time of termination of this Lease, at any time after termination of this Lease as provided in this Section, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 25.2, at Landlord’s election Tenant shall pay to Landlord an amount equal to the sum of the Base Rent and all Additional Rent payable for the twelve (12) months ended next prior to such termination, plus (a) the amount of the Base Rent and all Additional Rent of any kind accrued and unpaid at the time of such termination, and (b) any and all expenses which the Landlord may have incurred for and with respect to the termination of this Lease and collection of any of such rent.
(6)In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to, shorter than, or longer than the period which would otherwise have constituted the balance of the Term of this Lease, and may grant rental and other economic concessions to the extent that Landlord considers advisable and necessary to relet the same, and (b) make such alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant, for itself and any and all persons claiming by, through or under Tenant, including its creditors, upon the termination of this Lease and of the Term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any Law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future Law or decision, to redeem the Premises or for a continuation of this Lease for the Term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.
(7)In addition to any other remedies under Section 25, Tenant shall immediately become liable to Landlord for all damages proximately caused by Tenant’s breach of its obligations under this Lease, including all costs Landlord incurs in reletting (or attempting to relet) the Premises or any part thereof, including all repossession costs, brokerage commissions, attorneys’ fees, advertising expenses, cleaning expenses, alteration expenses, tenant improvement allowances, rental and other economic concessions, and all other like expenses properly chargeable against the Premises and the rental received therefrom and like costs, provided that nothing set forth in this Section 25.2(7) shall be construed to impose upon Landlord any obligation to relet the Premises or to mitigate its damages hereunder, except that Landlord shall use commercially reasonable efforts to relet the Premises. If Landlord does elect to relet the Premises (or any portion thereot), such reletting may be for a period equal to, shorter than, or longer than the remaining Term, and upon such terms and conditions as Landlord deems appropriate, in its sole discretion, and Tenant shall have no interest in any sums collected by Landlord in connection with such reletting except to the extent expressly set forth herein. If the Premises or any part thereof shall be relet in combination with any other space, then proper apportionment on a per-square foot basis shall be made of the rent received from such reletting and of the expenses of such reletting. If Landlord shall succeed in reletting the Premises during the period in which Tenant is paying monthly rent damages as described in Section 25.2(3). Landlord shall credit Tenant with the net rents collected by Landlord from such reletting, after first deducting from the gross rents, as and when collected by Landlord, (a) all expenses incurred or paid by Landlord in collecting such rents, and (b) any theretofore unrecovered costs associated with the termination of this Lease or Landlord’s reentry into the Premises, including any theretofore unrecovered expenses of reletting or other damages payable hereunder. If the Premises or any portion thereof be relet by Landlord for the unexpired portion of the Term before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, constitute the fair and reasonable rental value for the Premises, or part thereof, so relet for the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or, if the Premises or any part are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease.
(8)If the trustee or the debtor in possession assumes this Lease under applicable bankruptcy law, it may assume and assign its interest in this Lease only if the proposed assignee first provides Landlord with (a) notice of such proposed assignment, setting forth (i) the name and address of the proposed assignee, its proposed use of the Premises, reasonably detailed character and financial references for such proposed assignee (including its most recent balance sheet and income statements, audited, if available, or otherwise certified as being true and correct) and any other information reasonably requested by Landlord, and (ii) the terms and conditions of such offer, all of which shall be given to Landlord by Tenant or such trustee no later than twenty (20) days after receipt by Tenant or such trustee of such offer, but in any event no later than ten (10) days prior to the date that Tenant or such trustee shall make application to a court of competent jurisdiction for authority and approval to assume this Lease and enter into such assignment; (b) Adequate Assurance of Future Performance (as hereinafter defined) of all of Tenant’s obligations under this Lease; and (c) Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any lease, mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound). Landlord shall have the option, to be exercised by notice to Tenant or such trustee given at any time prior to the date the application is filed for court approval of the assignment and assumption of this Lease to the proposed assignee, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such proposed assignee, less any brokerage commissions which may be payable out of the consideration to be paid by such proposed assignee for the assignment of this Lease.
(9)For purposes of Section 25.2(8) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:
(a)The proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease;
(b)If requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guaranty (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness; and
(c)The proposed assignee is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Property, the assignee’s tenancy is of the same quality as other tenants at the Property, and the purposes for which the proposed assignee intends to use the Premises are uses expressly permitted by and not prohibited by this Lease or prohibited by any other lease at the Property.

25.3Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or perform such acts which require the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at the Default Rate, as Additional Rent.
25.4Waiver.
(1)Failure on the part of Landlord or Tenant to complain of any action or inaction on the part of the other, no matter how long the same may continue, shall never be a waiver by Landlord or Tenant, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.
(2)Any waiver of any provisions of this Lease must be in a writing signed by the party against whom the waiver is sought. In addition, Landlord’s acceptance of any payment from Tenant after a termination of this Lease due to an Event of Default by Tenant shall not have the effect of reinstating this Lease, nor estop Landlord from exercising any of the rights and remedies granted to Landlord hereunder arising out of such Event of Default. No payment by Tenant or acceptance by Landlord of a lesser amount than the Base Rent, Additional Rent and all other sums due hereunder shall be deemed to be other than on account of the total amount due from Tenant to Landlord, to be applied in such order as Landlord deems appropriate. In no event shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent, Additional Rent or other sum and to pursue any other remedy provided in this Lease.
25.5Waiver of Jury Trial; Counterclaims. IN THE INTEREST OF SAVING TIME AND EXPENSE, LANDLORD AND TENANT HEREBY CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDING OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
26.SECURITY DEPOSIT.
Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord the sum identified in Section 1 of this Lease in the form of a check or wire transfer (the “Security Deposit”). During the Term of this Lease, including any extensions thereof, and for forty-five (45) days after the expiration of the Term of this Lease, or for so long thereafter as Tenant is in possession of the Premises (or any portion thereof) or has unsatisfied obligations hereunder to Landlord, the Security Deposit shall be held by Landlord without liability for interest and as security for the full and timely performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of any failure by Tenant to perform any of Tenant’s covenants or obligations hereunder. Landlord shall not be required to keep the Security Deposit separate from its other accounts, and shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Tenant shall have no right to require Landlord to so draw and apply the Security Deposit, nor shall Tenant be entitled to credit the same against Rent or other sums payable hereunder. Landlord may, at any time and from time to time, without prejudice to any other rights or remedies, apply the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any failure by Tenant to perform any of Tenant’s covenants or obligations hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord within five (5) Business Days after demand the amount so applied in order to restore the Security Deposit to its original amount, and failure to so restore within such time period shall constitute an uncurable Event of Default by Tenant hereunder. The balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within forty-five (45) days thereafter. If Landlord transfers its interest in the Premises during the Term of this Lease, Landlord shall assign the Security Deposit to the transferee, provide notice thereof to Tenant (including reasonable contact information for such transferee), and thereafter shall have no further liability for the return of such Security Deposit.
27.NO LIENS.
Tenant agrees to promptly, and within thirty (30) days after written notice given by or on behalf of Landlord to Tenant that the lien is filed, discharge (either by payment or by filing of the necessary bond or otherwise) any mechanic’s, materialman’s or other lien or encumbrance against the Premises or the Property which arises out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment furnished, or alleged to have been furnished, to or for Tenant. If Tenant shall fail to so discharge such lien or encumbrance then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same (either by payment or by filing of the necessary bond or otherwise), and any payment, costs and expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees, shall be repaid by Tenant to Landlord on demand, together with interest thereon at the Default Rate. Any claim to, or lien upon, the Premises or the Property described herein shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises and the Property.
28.FINANCIAL STATEMENTS.
Tenant acknowledges that the capability of Tenant to perform its financial obligations under this Lease is material to Landlord, and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents and warrants to Landlord that any financial statements previously furnished to Landlord were at the time given true and correct in all material respects, and that there have been no material changes thereto as of the date of this Lease. In addition, upon request, and within ten (10) Business Days after written notice given by or on behalf of Landlord, Tenant shall furnish Landlord with current financial statements (audited, if available, or otherwise certified as being true and correct by Tenant) reflecting Tenant’s current financial condition. Tenant shall not be required to provide Landlord with (i) any financial statements which Tenant has previously provided to Landlord, or (ii) any financial statements required under this Section if Tenant is a publicly traded corporation and Tenant’s financial statements are publicly available. In addition, Tenant shall not be required to provide Landlord with the financial statements required under this Section more than once in any twelve (12)-month period unless Landlord sells, finances, refinances or recapitalizes any part of the Property or Landlord’s interest therein.
29.NOTICES.
All notices or other communications hereunder shall be in writing and shall be deemed to have been given (1) if delivered by hand, by messenger or by an express delivery service (FedEx, UPS, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (2) if mailed, then on the third Business Day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby). Notice by counsel to a party shall be deemed notice from such party.

If to Landlord:	NS Two Oliver LLC c/o Synergy Investments 100 Franklin Street, Suite 200 Boston, MA 02110 Attention: Senior Director of Leasing

with a copy to:	Rubin and Rudman LLP 50 Rowes Wharf Boston, MA 02110 Attention: Paul L. Baccari, Esq.

If to Tenant:	And before the Commencement Date, then to:

Tufin Software North America, Inc. 745 Atlantic Avenue Boston, MA 02111

with a copy to:	Langer & McLaughlin, LLP 535 Boylston Street, Suite 3 Boston, MA 02116 Attention: Tufin Leasing

and an email copy to: legal@tufin.com

If to Tenant:	And on or after the Commencement Date, then to:

Tufin Software North America, Inc. 2 Oliver Street, 7th Floor Boston, MA 02109

with a copy to:	Langer & McLaughlin, LLP 535 Boylston Street, Suite 3 Boston, MA 02116 Attention: Tufin Leasing

and an email copy to: legal@tufin.com
30.RULES AND REGULATIONS.
Tenant and Tenant Parties shall abide by the “Rules and Regulations” from time to time established by Landlord, it being agreed that Landlord shall have the right from time to time during the Term to make reasonable changes in and additions to the Rules and Regulations as Landlord deems necessary for the management, safety, care, cleanliness, conservation and sustainability of the Building and the Property and for the preservation of good order therein. The Rules and Regulations shall be generally applicable to all tenants of the Building of similar nature to the Tenant named herein. Landlord agrees that any such Rules and Regulations will be uniformly enforced; provided, however, that Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant if Landlord reasonably deems such waiver appropriate, but no such waiver shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from enforcing such Rules and Regulations against any or all tenants of the Building. In addition, Landlord shall not be liable to Tenant for violation of any such Rules and Regulations by any other tenant, its assignees, subtenants, agents, employees, contractors, licensees, invitees and guests. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations in effect as of the Effective Date are attached hereto as Exhibit D.
31.QUIET ENJOYMENT.
Subject to the terms, covenants and conditions of this Lease, on paying Base Rent and Additional Rent, and observing, keeping and performing all of the other terms, covenants and conditions of this Lease on Tenant’s part to be observed, kept and performed, Tenant shall and may lawfully, peaceably and quietly enjoy the Premises during the Term and any extension thereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.
32.LANDLORD DEFAULT.
Landlord shall in no event be in default under this Lease unless and until Landlord shall neglect or fail to perform or observe any of its obligations under this Lease and such neglect or failure continues, after written notice given by or on behalf of Tenant to Landlord, for more than thirty (30) days (or such longer period as may be necessary to cure such default, provided that Landlord commences such cure within the thirty (30) day period and thereafter diligently pursues the same to completion).
33.LIMITATION OF LIABILITY.
33.1Tenant agrees to look solely to Landlord’s then equity interest in the Property at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor Landlord’s Agents nor any successor of Landlord nor any beneficiary, trustee, member, manager, partner, shareholder, officer, director, agent or employee of Landlord, Landlord’s Agents or any successor of Landlord shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have (1) to obtain injunctive relief against Landlord, Landlord’s Agents or any successor of Landlord, or (2) to take any action not involving the personal liability of Landlord, Landlord’s Agents or any successor of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s then equity interest in the Property.
33.2In no event shall Landlord ever be liable to Tenant for any loss of profits, rents or other revenues, loss of business opportunity, loss of goodwill, loss of use, or for any form of punitive, special or other indirect or consequential damages, in each case however occurring.
33.3In no event shall Tenant ever be liable to Landlord for any loss of profits, rents or other revenues, loss of business opportunity, loss of goodwill, loss of use, or for any form of punitive, special or other indirect or consequential damages, except as set forth in Section 22 (Hazardous Matter) and Section 39 (Surrender of Premises; Holding Over).
34.INDEPENDENT COVENANTS.
Tenant acknowledges and agrees that the obligations of Tenant hereunder (including the obligation to pay Base Rent, Additional Rent and other sums due hereunder) shall be separate and independent covenants and agreements, and shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease. In no event shall Tenant have the right to terminate this Lease due to a default by Landlord except pursuant to an express provision of this Lease. Such waiver and acknowledgements by Tenant are a material inducement to Landlord entering into this Lease. To the extent of any conflicts or inconsistencies between the terms and provisions of this Section 34 and the terms and provisions of the remainder of this Lease, the terms and provisions of this Section 34 shall control.
35.SEVERABILITY.
If any provision of this Lease, or the application thereof, shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provisions other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions of this Lease shall be valid and enforceable to the fullest extent permitted by applicable Laws.
36.COSTS AND EXPENSES.
In the event of any litigation between Landlord and Tenant to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all reasonable costs and expenses incurred in connection therewith, including reasonable attorneys’ fees, through all appeals and in any bankruptcy proceedings.
37.CONSENTS.
Where provision is made in this Lease for Landlord’s consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, within thirty (30) days of demand, as Additional Rent, any reasonable expenses incurred by Landlord (including reasonable attorneys’ fees and costs, if any) in connection therewith.
38.INTENTIONALLY OMITTED.
39.SURRENDER OF PREMISES; HOLDING OVER.
39.1Upon the expiration or earlier termination of this Lease, Tenant shall promptly surrender possession of the Premises to Landlord in good order, condition and repair and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear, casualty and condemnation. Tenant shall surrender to Landlord all keys, key cards, security and access codes to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises. For purposes of this Lease, the phrase “reasonable wear and tear” constitutes that normal, gradual deterioration which occurs due to aging and ordinary use of the Premises despite reasonable and timely maintenance and repair, but in no event shall the aforementioned phrase excuse Tenant from its duty to keep the Premises in good order, condition and repair and otherwise usable, serviceable and tenantable as required by this Lease.
39.2Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove (1) any Tenant’s Work, Alterations, and Tenant’s Systems that Tenant is required to remove pursuant to the terms, covenants and conditions of this Lease, and (2) all of Tenant’s Property. Tenant shall not remove, or be required to remove, Landlord’s Work (if any). Tenant shall, at its sole cost and expense, repair any damage caused by the removal of said Tenant’s Work, Alterations, Tenant’s Systems, and Tenant’s Property, and perform such other work as is reasonably necessary to restore the Premises to neat and clean condition and good order, condition and repair, excepting only reasonable wear and tear, casualty and condemnation. If Tenant fails to remove any of the foregoing items, such items shall be deemed conclusively to have been abandoned, and Landlord may either retain such items as its property or dispose of such items in such manner as Landlord may see fit, at Tenant’s sole cost and expense.
39.3If, after the expiration or earlier termination of this Lease, Tenant fails to surrender the Premises (or any portion of the Premises) in accordance with the provisions of this Lease, such occupancy shall be that of a tenancy at sufferance, in which event Tenant shall pay Landlord (1) as liquidated damages for such holding over alone, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of (a) one hundred fifty percent (150%) of the then current Annual Base Rent, or (b) one hundred fifty percent (150%) of the then current fair market rental for the Premises, for the time Tenant thus remains in possession, (2) all Additional Rent and other sums payable hereunder, and (3) all other damages, costs and expenses sustained by Landlord by reason of Tenant's holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all Tenant's obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of unlawful retention. To the maximum extent enforceable by law, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, together with (i) Landlord's Agents and (ii) Landlord's Insured Parties, from and against any and all claims, demands, expenses, losses, suits and damages (including reasonable attorneys' fees) as may be occasioned by reason of Tenant's holding over, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of Section 39 shall survive the expiration or earlier termination of this Lease.
40.BROKERS.
Except for the Broker(s) listed in Section 1 of this Lease, each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Lease. Landlord will pay any commission due to the Broker(s) hereunder pursuant to its separate agreement with the Broker(s) hereunder subject to execution and delivery of this Lease by Landlord and Tenant. The provisions of this Section 40 shall survive the expiration or earlier termination of this Lease.

41.OFAC LIST.
Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not pennit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity in order to comply with any legal requirement or applicable Laws. Tenant acknowledges and agrees that as a condition to the requirement or effectiveness of any consent to any Transfer by Landlord pursuant to Section 17, Tenant shall cause the Transferee, for the benefit of Landlord, to reaffirm, on behalf of such Transferee, the representations of, and to otherwise comply with the obligations set forth in, this Section 41, and it shall be reasonable for Landlord to refuse to approve a Transfer in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in this Section 41 shall at Landlord’s election be an immediate Event of Default, without any notice and cure period. The provisions of this Section 41 shall survive the expiration or earlier termination of this Lease.
42.GOVERNING LAW; JURISDICTION.
This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the Laws of the state in which the Property is located. Tenant hereby consents to the exclusive jurisdiction of the courts of the state in which the Property is located in any and all actions or proceedings arising under this Lease, and irrevocably agrees to service of process in accordance with Section 29 above.
43.FORCE MAJEURE.
In the event that either party shall be delayed or hindered in or prevented from performing any acts required under this Lease, by reason of strikes, lockouts, labor troubles, inability to procure materials, fuel or power (which inability is not unique to the performing party), failure of power, restrictive Laws, riots, insurrection, acts of terrorism, war, fire or other casualty, flood, earthquake or other natural disaster, unusually adverse weather conditions, acts of God, or other reasons of a like nature not the fault of the performing party (each an event of “Force Majeure”), then performance of such act shall be excused for the period of the delay and the period for such party’s performance of such act shall be extended for a period equivalent to the period of the delay. The provisions of this Section 43 shall in no event operate to excuse Tenant from the prompt payment of Base Rent or Additional Rent or excuse performance by either party due to lack of funds. In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payments, for delays in the collection of such proceeds or awards.
44.LEASE NOT TO BE RECORDED.
44.1Tenant agrees not to record this Lease, but, if allowed by applicable Law in order to protect Tenant’s interest in the Premises, each party hereto agrees, on the request of the other, to execute a so-called notice of lease or memorandum of lease in recordable form and complying with applicable Law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the Rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms, covenants and conditions of this Lease.
44.2Within ten (10) Business Days following Landlord's written request therefor, Tenant agrees to execute and deliver, without charge, (a) a release of any document recorded in the real property records for the location of the Property evidencing this Lease or (b) a notice of termination of this Lease in recordable form, which shall be held in escrow by Landlord until the expiration or earlier termination of this Lease. The obligations of Tenant under Section 44 shall survive the expiration or earlier termination of this Lease.
45.LEASE NOT BINDING UNTIL EXECUTED AND DELIVERED.
The submission of this Lease for examination and negotiation does not constitute an offer to lease, a reservation of the Premises, or an option for the Premises. The submission of this Lease for examination and negotiation shall vest no rights in any party. This Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or employee of Landlord to the contrary.
46.COUNTERPARTS; ELECTRONIC SIGNATURE.
This Lease may be executed in two (2) or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Lease by facsimile or PDF or other electronic means and agree and intend that a signature by facsimile or PDF or other electronic means shall bind the party so signing with the same effect as though the signature were an original signature.
47.ENTIRE AGREEMENT; AMENDMENT AND MODIFICATION.
This Lease, including all Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, including all lease proposals, letters of intent and similar documents. This Lease may be modified only by a written agreement signed by both Landlord and Tenant.
48.JOINT AND SEVERAL LIABILITY.
If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.
49.SUCCESSORS AND ASSIGNS.
Subject to the restrictions on Transfers set forth herein, the obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Landlord and each successive owner of the Property shall be liable only for obligations accruing during the period of its ownership or interest in the Property, and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Property, Tenant shall look solely to the successors in title for the performance of Landlord’s obligations hereunder arising thereafter.
50.AUTHORITY.
Tenant represents, warrants and covenants to Landlord that (1) Tenant is duly formed, has legal existence, is in good standing, and is qualified to do business in the state in which the Building is located, (2) Tenant has full right, power and authority to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms, and (3) the person or persons executing this Lease on behalf of Tenant are duly authorized to do so. Landlord reserves the right to require Tenant to provide Landlord with certificates of legal existence and good standing, corporate resolutions, authority documents, and such other documents as Landlord may reasonably require evidencing the foregoing.
51.EXHIBITS.
Additional terms to this Lease, if any, are set forth in the Exhibits attached hereto, which are incorporated herein by reference as follows:

Exhibit A	Legal Description
Exhibit B	Plan of Premises
Exhibit C	Work Letter
Exhibit D	Rules and Regulations
Exhibit E	Intentionally Omitted
Exhibit F	Form of Commencement Agreement
Exhibit G	Intentionally Omitted
52.INTENTIONALLY OMITTED.
53.EXTENSION OPTION.
53.1Extension Option. Provided that (1) Tenant shall not be in an Event of Default either at the time of the Extension Notice (as hereinafter defined) or at the commencement of the Extension Term (as hereinafter defined), and (2) Tenant has not assigned this Lease or sublet the Premises (or any portion thereof), except with respect to a permitted Transfer in accordance with Section 17.1(2) above, Tenant shall have one (1) option (the “Extension Option”) to extend the Term of this Lease for an additional sixty (60) months (the “Extension Term”). Tenant must exercise the Extension Option by providing written notice of election to Landlord (the “Extension Notice”) no less than twelve (12) months prior to the scheduled expiration of the Term of this Lease. The Annual Base Rent for the Extension Term shall be one hundred percent (100%) of the Fair Market Base Rent (as hereinafter defined). All other terms of this Lease shall apply during the Extension Term. If Tenant shall fail to send the Extension Notice within the time period herein provided, the Extension Option shall cease to exist and terminate, and Tenant shall have no further opportunity to exercise the Extension Option.
53.2Fair Market Base Rent. As used herein, “Fair Market Base Rent” shall mean the Annual Base Rent which a landlord could reasonably expect to obtain from a third party for the Premises if the same were put on the market for lease for a term corresponding to the term offered hereunder, taking into account all relevant factors, including, without limitation, adjustments (if any) to the base years for Operating Expenses and Taxes, and the presence or absence of tenant fit-up costs, tenant improvement allowances, rent concessions, brokerage commissions, reasonable attorneys’ fees, and the like.
53.3Rent Proposal. Fair Market Base Rent shall be determined as follows: Landlord shall, within thirty (30) days after receipt of the Extension Notice propose in writing to Tenant the Fair Market Base Rent to be paid by Tenant during the Extension Term (the “Rent Proposal”). Tenant shall have thirty (30) days from receipt of Landlord’s Rent Proposal to either accept or reject Landlord’s Rent Proposal. If Tenant objects to Landlord’s Rent Proposal, Tenant shall notify Landlord of such objection in writing (the “Objection Notice”). If Tenant shall fail to send the Objection Notice within the thirty (30) day time period herein provided, Tenant shall be deemed to have accepted Landlord’s Rent Proposal.
53.4Arbitration Process. If Tenant delivers the Objection Notice, Landlord and Tenant shall engage in discussions regarding the Fair Market Base Rent for a period of up to thirty (30) days. If Landlord and Tenant cannot agree within thirty (30) days, each party shall appoint a licensed real estate broker having at least ten (10) years’ experience leasing comparable commercial properties located in Downtown Boston (and upon the failure or refusal of Landlord or Tenant to make such appointment within twenty (20) days after the expiration of the thirty (30) day discussion period referenced above, the broker appointed by the other party shall determine the Fair Market Base Rent). The two brokers so appointed shall endeavor to reach an agreement as to what the Fair Market Base Rent should be; and if the two brokers cannot agree in writing as to what the Fair Market Base Rent should be at least thirty (30) days prior to the beginning of the applicable Extension Term, they shall appoint a third person who is a licensed real estate broker having at least ten (10) years’ experience leasing comparable commercial properties located in Downtown Boston, mutually acceptable to them, to act as the third broker. Landlord and Tenant shall each bear the cost of their respectively appointed brokers. Landlord and Tenant shall equally bear the cost of the third broker. The third broker shall be disinterested and shall not have represented Landlord or Tenant within the past five (5) years. The brokers selected by Landlord and Tenant shall each prepare their own determination of the figure that should be the Fair Market Base Rent (the “Proposed Determination”) and submit their respective Proposed Determinations in writing to the third broker promptly after the third broker is chosen. The third broker shall meet with the first two brokers to review and discuss the Proposed Determination submitted by each of them, and promptly thereafter issue his or her own determination in writing to Landlord and Tenant. The determination of the third broker shall be made on the basis of which Proposed Determination submitted by the first two brokers is closest to what the third broker believes the Fair Market Base Rent should be, and such determination of the third broker must be made only by his or her selecting one of the Proposed Determinations previously submitted in writing by the first two brokers. The determination of the third broker (or the determination mutually agreed to by the first two brokers, if such written agreement is reached by them before the selection of a third broker is required) shall be binding and conclusive on Landlord and Tenant.
53.5Lease Amendment. In the event Tenant properly exercises its Extension Option as described herein, Landlord and Tenant agree to enter into an amendment to this Lease incorporating the Extension Term into this Lease, but the failure of the parties to execute such an amendment shall have no effect on the effectiveness of the extension of the Term to include the Extension Term or the Fair Market Base Rent associated therewith.
53.6No Transfer. Except with respect to a permitted Transfer in accordance with Section 17.1(2) above, Tenant may not assign or otherwise transfer its interest or rights under Section 53, and any such purported transfer or attempted transfer shall be null and void, without effect, and shall terminate Tenant’s rights under Section 53.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT A
LEGAL DESCRIPTION
(ATTACHED, CONSISTING OF 2 PAGES)

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed, as a document under seal, as of the date set forth above.

LANDLORD:

NS Two Oliver LLC, a Massachusetts limited liability company

By:	Synergy Financial LLC, a Massachusetts limited liability company, Property Manager and Authorized Agent

By:
David Greaney, Manager Hereunto duly authorized

TENANT:
Tufin Software North America, Inc.,
a Delaware corporation

By:	/s/Ruvi Kitov
Name:	Ruvi Kitov
Title:	CEO and President
Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE]

EXHIBIT “A”
PARCEL ONE
The land and buildings located thereon in Boston, Suffolk County, Massachusetts, the buildings being numbered 6, 8 and 10 Oliver Street, 132-145 Milk Street, both inclusive, on Milk Street and 32-49, both inclusive, on Batterymarch Sreet, said premises being bounded and described as follows:
Beginning at the corner formed by the intersection of the easterly side of Oliver Street and the southerly side of Milk Street and and running thence, the following courses and distances: North 79○33’44” East, 90.05 feet along the Southerly side of Milk Street to the Northereasterly side of an 18 inch wall;
Thence South 08○17’45” East, 53.04 feet along said wall;
Thence North 01○ 41’25” East, 18.75 feet;
Thence South 01○ 10’55” West, 30.47 feet;
Thence South 72○ 02’48” East, 4.59 feet;
Thence South 01○10’10” East 25.07 feet to the North side of a 16 inch wall;
Thence North 04○ 24’ 18” East 63.43 feet along said last mentioned wall to a point on the Westerly side of Batterymarch Street;
Thence along the Westerly side of Batterymarch Street the following four courses and distances:

(1)	South 16○ 22’45” East, 36.97 feet;

(2)	South 08○ 08’52” East, 32.99 feet;

(3)	North 80○ 44’35” East, 20.19 feet; and

(4)	South 12○ 23’53” East, 69.75 feet to a point on the Northerly side of Hamilton Alley;
Thence North 88○ 19’09” West, 66.17 feet along the Northerly side of Hamilton Alley;
Thence North 09○ 58’09” West, 35.68 feet;
Thence South 71○ 31’01” West, 19.83 feet;
Thence South 84○ 43’ 51” West, 13.37 feet;
Thence North 01○ 57’59” West, 15.75 feet;
Thence South 86○ 41’17” West, 86.35 feet; along the wall of a nine story brick building on the premises to the South to a point on the Easterly side of Oliver Street;
Thence North 10○ 09’02 West, 98.46 feet along the Easterly side of Oliver Street;
Thence continuing along the Easterly side of Oliver Street North 08○ 16’12” West, 61.73 feet to the point or place of beginning.
All as shown on a certain survey dated May 4, 1959, revised January 25, 1983, prepared by New England Survey Science, Inc., Civil Engineers and Surveyors No. 21803 recorded with the Suffolk County Registry of Deeds at Book 8010, Page 151.

Together with the benefit of the following:
a.Right and easements referred to in a deed from George W. Grealey et al, to Richard H. Dana, et al, Trustees of the Oliver Building Trust, dated April 27, 1905 and recorded in Book 3038, Page 425;

b.Easement for air, light and way and grants set forth or referred to in deed from Lucinda E. Mason et al, to Richard H. Dana et al, Trustees of the Oliver Building Trust, dated April 26, 1905 and recorded in Book 3036, Page 428.
c.Terms and provisions of an agreement by and between Richard H. Dana, et al, Trustees of Oliver Building Trust, and John Druker, Trustee of Oliver Street Trust, dated August 12, 1921 and recorded in Book 4313, Page 504.
d.Grant of Easements dated January 26, 1984, recorded in Book 10791, Page 288; and
e.Rights, easements, terms and provisions as set forth in Grant and Release of Easements between Ferdinand Collorado-Mansfeld, James V. Young, and John M. Hines, Trustees of CC&F - F&O Property Trust, and 2 Oliver Incorporated, dated as of January 27, 1984 and recorded in Book 11100, Page 1.
PARCEL TWO
Also one-half undivided part of a certain parcel of land situated in said Boston and bounded Southeasterly in part on said Hamilton Alley and in part on land now or formerly on Burrage;
Southwesterly on land now of formerly of Burrage;
Northwesterly on the parcel above described; and
Northeasterly on the parcel above described; or however otherwise said parcels or either of them may be bounded or described and be all of any of said measurements more or less.
Also being shown as Lot C on a plan by Frank E. Sherry C.E. dated January 5, 1920 and recorded with Suffolk County Registry of Deeds at Book 4193, Page 612.

EXHIBIT B
PLAN OF PREMISES

B-1

EXHIBIT C
WORK LETTER
1.Definition of Landlord’s Work; Concept Plan.     This Exhibit C sets forth the obligations of Landlord and Tenant with respect to the initial improvements to be performed in the Premises by Landlord. Landlord and Tenant have approved the concept plan (the “Concept Plan”) attached hereto as Schedule A. Subject to the terms and conditions contained herein, Landlord, at Landlord’s sole cost and expense, shall perform the work necessary in order to deliver the Premises in accordance with the Concept Plan (such work, “Landlord’s Work”).
2.Building Standard; Finish Selections.     Landlord shall perform Landlord's Work pursuant to Landlord's Building Standard specifications. If Tenant has not already done so, Tenant agrees to make its finish selections from Landlord's Building Standard specifications within two (2) Business Days after the Effective Date of this Lease. Tenant's failure to make its finish selections within two (2) Business Days after the Effective Date of this Lease shall be deemed a Tenant Delay (as hereinafter defined) without the need for further notice from Landlord. If there are any additional actions required to be taken by Tenant in order for Landlord to commence and complete Landlord's Work, Landlord shall furnish Tenant with a construction schedule setting forth such additional actions, and the corresponding deadlines therefor, and Landlord may from time to time during the construction of Landlord's Work modify such construction schedule as needed.
3.Substantial Completion of Landlord’s Work.     Landlord's Work shall be deemed "Substantially Complete” when Landlord’s construction representative confirms that Landlord’s Work has been completed in accordance with the Concept Plan, subject only to minor incomplete items that do not prevent or interfere with Tenant lawfully occupying the entire Premises for the Permitted Use, and which items can reasonably be completed within thirty (30) days (the “Punchlist Items”). Subject to delays due to events of Force Majeure and Tenant Delay, Landlord shall use commercially reasonable efforts to Substantially Complete Landlord’s Work within thirty (30) days after the Effective Date of this Lease (the “Target Delivery Date”), but Tenant shall have no claim against Landlord for failure to complete Landlord’s Work by such date.
4.Extra Work.     If, after Tenant executes and delivers this Lease to Landlord, (1) Tenant requests any changes to the Concept Plan, or (2) Tenant requests that Landlord perform or supply any additional work or non-Building Standard work, installations, materials or finishes over and above, or in lieu of, Landlord's Work (each, "Extra Work”), Tenant, at Tenant’s sole cost and expense, shall submit to Landlord all information, plans and specifications necessary for Landlord to review the proposed Extra Work (the “Change Request”). Landlord shall review such Change Request, and provided such Change Request (a) is reasonably acceptable to Landlord, (b) will not affect or be visible from the Common Areas or the exterior of the Building, (c) will not impact the space of any other tenant or occupant of the Building, (d) will not adversely affect the Building Structure or the Building Systems, (e) will not require Landlord to make improvements to the Building or the Property (or undertake special maintenance, repair or replacement obligations with respect to the Building or the Property) not within the scope of those expressly provided for herein, unless Tenant agrees to pay all costs associated with such improvements or obligations, and (f) will not unreasonably delay Landlord’s Work (clauses (a) through (f) being determined in Landlord’s sole discretion), then Landlord shall submit to Tenant a proposed change order therefor (the “Change Order”), in the standard form then in use by Landlord, which Change Order shall set forth Landlord’s good faith estimate of (i) the additional cost of such Extra Work and (ii) the time necessary to complete such Extra Work. Tenant shall have two (2) Business Days following the submission of the Change Order to execute and deliver to Landlord the Change Order, along with payment for the entire cost of the Extra Work (which cost shall include, without limitation, Landlord’s architectural and design fees, construction management fee, and contractor’s price for effecting the change). If Tenant fails to execute and deliver to Landlord the Change Order, along with payment for the entire cost of the Extra Work, within the time period required herein, then Landlord shall not be obligated to perform any of the work set forth on such Change Order, and Landlord may proceed to perform only Landlord’s Work as set forth on the Concept Plan.
5.Tenant Delay.     A “Tenant Delay” shall mean any actual delay in the substantial completion of Landlord’s Work resulting from: (1) Tenant’s failure to comply with any of the delivery dates or approval dates relative to the design, planning, pricing, and selection of finishes for Landlord’s Work, (2) Tenant’s failure to provide responses to requests for information, approvals or disapprovals regarding Landlord’s Work within the time periods established in this Work Letter or any construction schedule provided by Landlord (or if not so stated, then within two (2) Business Days after requested by Landlord), (3) Tenant’s requests for Extra Work (even if Tenant elects not to proceed with the Extra Work requested), (4) Tenant’s failure to pay any amounts when due hereunder, (5) any delay resulting from Tenant’s early access to the Premises, or work being performed by Tenant in the Premises, while Landlord is performing Landlord’s Work (provided, however, that with respect to this clause (5) only, no event shall be deemed to be a Tenant Delay unless and until Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant: (x) that a Tenant Delay is occurring, and (y) of the actions that Tenant must take to eliminate the Tenant Delay, and Tenant thereafter fails to correct the Tenant Delay within two (2) Business Days after receipt of the Tenant Delay Notice), or (6) any other act or failure to act by Tenant, Tenant’s employees, agents, architects, engineers, contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant. Notwithstanding anything contained herein or elsewhere in this Lease to the contrary, if there is any increase in the cost of Landlord’s Work as a result of a Tenant Delay or if Landlord is delayed in substantial completion of Landlord’s Work as a result of a Tenant Delay, then (a) Tenant shall be responsible for the increase in the cost of Landlord’s Work, and (b) the Commencement Date shall be deemed to be the date on which Landlord’s Work would have been Substantially Complete but for the Tenant Delay as determined by Landlord.
6.Punchlist Items.     Promptly following delivery of the Premises to Tenant with Landlord's Work with respect thereto Substantially Complete, Landlord, Tenant and their respective construction representatives shall inspect the Premises and prepare a list (the “Punchlist”) of the Punchlist Items. Subject to delays due to events of Force Majeure and Tenant Delay, Landlord shall use commercially reasonable efforts to complete all Punchlist Items within thirty (30) days of the date of the Punchlist.
7.Notices Relating to Landlord’s Work.     Notwithstanding the notice provisions contained in the Lease, Landlord and Tenant acknowledge and agree that any written notices (including any Tenant Delay Notice) relating to Landlord’s Work may be sent via email as follows:
If to Landlord, then to Landlord’s construction representative: Kevin Kiley, kkiley@-synergy-inv.com.
If to Tenant, then to Tenant’s construction representative: Pat Walsh, Chief Marketing Officer, pat.walsh@tufin.com.

SCHEDULE A TO EXHIBIT C
CONCEPT PLAN

KEY PLAN

1" = 80'-0"

WOMEN
PANTRY
SERVER RM
ECH.
EC.
OPEN OFFICE (12)
CLO.
MEN
COPY/PRINT
PHONE
PHONE
PHONE
PHONE
LOBBY
STOR
CLO.
OFFICE
OFFICE
OFFICE
OFFICE
OPEN OFFICE (10)
RECEPTION
CONFERENCE

WALL LEGEND

EXISTING CONSTRUCTION

NEW CONSTRUCTION

[illegible]	DATE	CLIENT [illegible] INVESTMENTS	[illegible]
		ADDRESS [illegible] BOSTON, MA

EXHIBIT D
RULES AND REGULATIONS

1.
The sidewalks, entrances, lobbies, passages, courts, elevators, stairways, corridors, hallways and vestibules of the Building shall not be obstructed or encumbered or used for any purpose other than ingress to and egress from the premises demised to any tenant or occupant. Loitering is strictly prohibited.

2.
Except as expressly permitted elsewhere in this Lease, no sign, signal, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablets shall be inscribed, painted, or affixed for Tenant by Landlord at Tenant’s expense, and shall be of a size, color and style acceptable to or prescribed by Landlord.

3.
The sashes, sash doors, skylights, windows, transoms and doors that reflect or admit light and air into the hallways, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, paper or other articles be placed on the window sills.

4.
The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. Any damage caused by any act or neglect of Tenant or any Tenant Party shall be borne by Tenant.

5.
All waste, rubbish and refuse shall be kept in proper receptacles upon the Premises and nothing shall be thrown or swept into or upon the corridors, passageways, stairways or other parts of the Building. Tenant shall comply with any recycling programs undertaken by Landlord, including sorting of recyclable waste.

6.
Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

7.
There is no smoking permitted in the Building, and tenants shall not smoke or carry lighted pipes, cigars or cigarettes therein. All tenants leaving the Building to smoke must stand at least 25 feet from entryways and Building ventilation systems. If Landlord is required under ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

8.
Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building of which it forms a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. Tenant shall not lay linoleum or other similar adhesive floor covering so that the same shall come in direct contact with the floor of the Premises.

9.
No bicycles or man-powered vehicles of any kind shall be brought into or kept in or about the Premises. If the Building has a designated bicycle storage area, tenants may keep bicycles in such storage area as directed by Landlord. Landlord does not assume any responsibility for, and shall not be liable for, any damage, loss or theft (of any nature whatsoever) to or of any bicycles, or any contents or other personal property located in or about any designated bicycle storage area.

10.
No animals of any kind shall be brought into or kept in or about the Premises, except for service animals as defined by the Americans with Disabilities Act of 1990. All service animals shall be free from disease and have a valid vaccination/immunization record and license documentation certified by the applicable state or federal organizations approved by Landlord.

11.	Except as expressly permitted elsewhere in this Lease, no open flame cooking shall be done or permitted by Tenant within the Premises.

12.
Except as expressly permitted elsewhere in this Lease, no space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

13.
No additional locks, bolts or other closing or locking devices shall be placed upon any of the doors, windows, transoms or other openings by Tenant without Landlord’s prior written consent. Upon termination of this Lease, Tenant shall return to Landlord all keys to offices, toilets or other rooms furnished to or otherwise procured by Tenant. In the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

14.	Tenant shall not use any method of heating or air conditioning other than any dedicated system approved by Landlord or as provided by Landlord.

15.	Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

16.
Tenant assumes all risks from theft or vandalism to the Premises and agrees to keep the Premises locked as may be required, and before closing and leaving the Premises at any time. All doors opening to public corridors shall be kept closed at all times except for normal ingress to and egress from the Premises.

17.
Tenant shall not engage or pay any employees in the Building, except those actually working for Tenant in the Building, nor advertise for laborers giving any address at the Building. Tenant shall not contract for any work or services to be performed in the Building without Landlord’s prior written consent.

18.
Tenant shall, at its expense, provide artificial light in the Premises for Landlord’s agents, contractors, and employees while performing janitorial or other cleaning services and making repairs or alterations in the Premises.

19.
The Premises shall not be used, or permitted to be used, for lodging or sleeping, or for any immoral or illegal purpose. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate in seeking their prevention.

20.
Tenant shall properly dispose of edible refuse in sealed containers and encourage cleanliness among employees to prevent infestation of vermin. If the Premises become infested with vermin due to the act or neglect of Tenant or any Tenant Party, Tenant, at its sole cost and expense, shall cause the Premises to be exterminated to the satisfaction of Landlord, and shall employ such exterminators as shall be approved by Landlord.

21.
Tenant shall receive and deliver goods and merchandise only in such manner and at such times and locations as may be reasonably designated by Landlord. There shall not be used in any space, or in the Common Areas of the Property, any equipment which may damage or deface the Building, either by Tenant or by jobbers or others under Tenant’s control, in the delivery of merchandise or otherwise.

22.	Tenant shall comply with all reasonable requests of Landlord or its agents as such requests pertain to safety and security in the Building.

23.
The requirements of Tenant and any complaints of Tenant will be attended to by notice to Landlord or upon application at the office of Landlord. Employees of Landlord have no authority and shall perform no work or do anything outside of their regular duties, unless under special instruction of Landlord. Tenant shall make repair/maintenance requests through Landlord’s online work order system.

24.
In order that the good will and reputation of the Building may be maintained, no newspaper, magazine or other kind of advertising shall be issued by any Tenant wherein any office or other space in the Building is given as an address unless Tenant reasonably determines in good faith that such advertising shall not have any adverse impact on the character of the Building or Landlord.

25.
No Tenant shall do, or permit or suffer anything to be done, in, on or about the Premises, the Building, or the Property which will interfere with the rights, privileges and conveniences of any other tenant or which will conflict with the provisions of any insurance policy covering the Building or any part thereof, or which will violate any Law.

26.	Landlord has the right, but not the obligation, to restrict tenants from bringing into the Premises, the Building, or the Property, any weapon, including firearms, knives and similar items.

EXHIBIT E
INTENTIONALLY OMITTED

E-1

EXHIBIT F
FORM OF COMMENCEMENT AGREEMENT
THIS COMMENCEMENT AGREEMENT (this “Commencement Agreement”) is entered into by and between NS Two Oliver LLC, a Massachusetts limited liability company (“Landlord”) and Tufin Software North America, Inc., a Delaware corporation (“Tenant”) as of ________________________, 2017.
WI T N E S S E T H    TH A T:
WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as of ________________________, 2017 (the “Lease”);
WHEREAS, the Lease relates to the premises (the “Premises”) measuring approximately 3,214 rentable square feet located on the seventh (7th floor of the building commonly known and numbered as 2 Oliver Street, Boston, MA (the “Building”); and
WHEREAS, Landlord and Tenant wish to memorialize their understanding with respect to the Commencement Date and certain other terms set forth in the Lease.
NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	The Commencement Date is [insert date].

2.	The Rent Commencement Date is [insert date].

3.	The Expiration Date is [insert date].

4.
This Commencement Agreement, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

5.	Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.
[SIGNATURE PAGE FOLLOWS]

F-1

IN WITNESS WHEREOF, Landlord and Tenant have caused this Commencement Agreement to be executed, as a document under seal, as of the date set forth above.

LANDLORD:

NS Two Oliver LLC, a Massachusetts limited liability company

By:	Synergy Financial LLC, a Massachusetts limited liability company, Property Manager and Authorized Agent

By:
David Greaney, Manager
Hereunto duly authorized

TENANT:

Tufin Software North America, Inc., a Delaware corporation

By:
Name:
Title:
Hereunto duly authorized
[COUNTERPART SIGNATURE PAGE]

F-2

EXHIBIT G
INTENTIONALLY OMITTED

G-1